600 B STREET

OFFICE LEASE
600 B STREET SAN DIEGO OWNER, LLC,
a Delaware limited liability company
as Landlord,
and
MITEK SYSTEMS, INC.,
a Delaware corporation
as Tenant

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TABLE OF CONTENTS
Page

SUMMARY OF BASIC LEASE INFORMATION	iv

OFFICE LEASE

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Page

EXHIBITS

Exhibit A	OUTLINE OF PREMISES

Exhibit B	WORK LETTER

Exhibit C	FORM OF AMENDMENT TO LEASE

Exhibit D	RULES AND REGULATIONS

Exhibit E	(Intentionally Omitted)

Exhibit F	LOCATION OF EYEBROW SIGNAGE

Exhibit G	FORM OF MEMORANDUM OF LEASE

RIDER
EXTENSION OPTION RIDER

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INDEX
Page(s)

Additional Rent	5
Alterations	19
Amendment	Exhibit C
Amenities	42
Approved Working Drawings	Exhibit B
Architect	4
Base Rent	4
Base, Shell and Core	1
Brokers	40
Building	i
Calendar Year	5
Conservation Costs	6
Construction	40
Construction Drawings	Exhibit B
Contract	Exhibit B
Cost Pools	7
Damage Termination Date	24
Damage Termination Notice	24
Engineers	Exhibit B
Estimate	12
Estimate Statement	12
Estimated Excess	12
Excess	11
Expense Base Year	5
Expense Year	5
Final Costs	Exhibit B
Final Costs Statement	Exhibit B
Final Space Plan	Exhibit B
Force Majeure	39
Hazardous Material	15
Holidays	16
Interest Rate	13
Landlord	1
Lease	1
Lease Commencement Date	3
Lease Expiration Date	3
Lease Term	3
Lease Year	4
Notices	39
Operating Expenses	5
Other Buildings	12
Parking Facilities	1
Premises	1

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Page(s)

Project	1
Proposition 13	10
punch list	25
Real Property	1
Reimbursement Cap	20
Released Parties	42
rent	32
Rent	5
Security Deposit	33
Special Amenity Services	42
Statement	12
Subject Space	26
Subleasing Costs	27
Summary	i
Systems and Equipment	9
Tax Expense Base Year	9
Tax Expenses	10
Tenant	1
Tenant Improvement Allowance	Exhibit B
Tenant Improvement Allowance Items	Exhibit B
Tenant Improvements	Exhibit B
Tenant Work Letter	Exhibit B
Tenant’s Share	11
Tenant's Agents	Exhibit B
Transfer	28
Transfer Notice	26
Transfer Premium	27
Transfers	26
Utilities Base Year	11
Utilities Costs	11
Wi-Fi Network	20

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SUMMARY OF BASIC LEASE INFORMATION
This Summary of Basic Lease Information (“Summary”) is hereby incorporated into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE (References are to the Office Lease)	DESCRIPTION
1. Date:	October 5, 2017
2. Landlord:	600 B STREET SAN DIEGO OWNER, LLC, a Delaware limited liability company
3. Address of Landlord (Section 24.19):
600 B STREET SAN DIEGO OWNER, LLC
c/o Rockwood Capital, LLC
50 California Street, Suite 3000
San Francisco, California 94111
Attention: Legal Department
with a copy sent concurrently to:
600 B STREET SAN DIEGO OWNER, LLC
c/o Rockwood Capital, LLC
1999 Avenue of the Stars, Suite 3425
Los Angeles, California 90067
Attention: Asset Manager

4. Tenant:	MITEK SYSTEMS, INC., a Delaware corporation
5. Address of Tenant (Section 24.19):	MITEK SYSTEMS, INC. 600 B Street, Suite 100 San Diego, California 92101 Attention: Jason Gray, General Counsel Email: jgray@miteksystems.com
6. Premises (Article 1):
6.1 Premises:
A total of approximately 28,791 rentable square feet of space consisting of the entire first (1st) and second (2nd) floors of the Building, as follows: (i) approximately 15,087 rentable square feet located on the first (1st) floor of the Building, designated as Suite 100, and (ii) approximately 13,704 rentable square feet located on the second (2nd) floor of the Building, designated as Suite 200, as set forth in Exhibit A attached hereto.

6.2 Building:	The Premises are located in that certain building (sometimes referred to herein as the “Building”) whose address is 600 B Street, San Diego, California 92101.
7. Term (Article 2):
7.1 Lease Term:	Fifty (50) months.
7.2 Lease Commencement Date:	May 1, 2020, subject to and in accordance with Section 2.1 (Lease Term) of the Lease.
7.3 Lease Expiration Date:	June 30, 2024.

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TERMS OF LEASE (References are to the Office Lease)		DESCRIPTION
8. Base Rent (Article 3):
Months	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
5/1/20* – 4/30/21	$1,140,123.60	$95,010.30	$3.30
5/1/21 – 4/30/22	$1,174,327.31	$97,860.61	$3.40
5/1/22 – 4/30/23	$1,209,557.13	$100,796.43	$3.50
5/1/23 – 4/30/24	$1,245,843.84	$103,820.32	$3.61
5/1/24 – 6/30/24	$1,283,219.16	$106,934.93	$3.72
*Base Rent for the first (1st) four (4) full calendar months of the initial Lease Term shall be abated, subject to and in accordance with the terms and conditions of Article 3 of the Lease.
9. Additional Rent (Article 4):
9.1 Expense Base Year:		Calendar Year 2020.
9.2 Tax Expense Base Year:		Calendar Year 2020.
9.3 Utilities Base Year:		Calendar Year 2020.
9.4 Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs:		8.01% (28,791 rentable square feet within the Premises/359,218 rentable square feet of space within the Building).
10. Security Deposit (Article 20):		$106,934.93.
11. Parking (Article 23):
Tenant shall have the right to purchase up to twenty-six (26) parking passes for unreserved, covered parking spaces (the “Unreserved Passes”), pursuant to Article 23 of the Lease. Tenant shall have the right to convert up to one (1) Unreserved Pass to a parking pass for a reserved parking space located on level P-1 in the location designated by Landlord (or the parking operator) from time to time (the “Reserved Pass”), pursuant to Article 23 of the Lease.

12. Brokers (Section 24.25):		Colliers International (Ron Miller) representing Tenant.
13. Extension Option (Extension Option Rider):
Tenant shall have one (1) option to extend the initial Lease Term for an additional period of five (5) years, subject to and in accordance with the terms and conditions of the Extension Option Rider attached hereto.

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OFFICE LEASE
This Office Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Office Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between 600 B STREET SAN DIEGO OWNER, LLC, a Delaware limited liability company (“Landlord”), and MITEK SYSTEMS, INC., a Delaware corporation (“Tenant”).
ARTICLE 1

REAL PROPERTY, BUILDING AND PREMISES
1.1    Real Property, Building and Premises.
1.1.1    Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.1 of the Summary (the "Premises"), which Premises are located in the Building defined in Section 6.2 of the Summary constructed on the Real Property. The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto.
1.1.2    Building and Real Property/Project. The Building is part of that certain office building project ("Project") constructed on the Real Property (as defined below) known as "600 B Street". The term "Real Property", as used in this Lease, shall mean, collectively, (i) the Building, (ii) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building, including the existing parking garage located beneath the Building and any other parking structures and/or facilities now or hereafter constructed by or for Landlord within the Project and servicing the Building and any other buildings which may be subsequently constructed within the Project (collectively, the "Parking Facilities"), which are designated from time to time by Landlord as common areas (or parking facilities, as the case may be) appurtenant to or servicing the Building and any such other buildings; (iii) any additional buildings, improvements, facilities, parking areas and structures and common areas which Landlord (and/or any common area association formed by Landlord or Landlord's assignee for the Project) may add thereto from time to time within or as part of the Project; and (iv) the land upon which any of the foregoing are situated.
1.1.3    Tenant's and Landlord's Rights. Tenant is hereby granted the right to the non-exclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located within the Building, and the non-exclusive use of the areas located on the Real Property designated by Landlord from time to time as common areas for the Building; provided, however, that (i) Tenant's use thereof shall be subject to the following: (A) all laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated (collectively, “Laws”), (B) the provisions of any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Real Property (“CC&Rs”), and (C) such reasonable, non-discriminatory rules, regulations and restrictions as Landlord may make from time to time (which shall be provided in writing to Tenant), including, without limitation, the rules and regulations attached hereto as Exhibit D (the “Rules and Regulations”). Landlord confirms that there are currently no recorded CC&Rs affecting the Real Property. Further, Tenant may not go on the roof of Building without Landlord's prior consent (which may be withheld in Landlord's sole and absolute discretion) and without otherwise being accompanied by a representative of Landlord. Landlord reserves the right from time to time to use any of the common areas of the Real Property, and the roof, risers and conduits of the Building for telecommunications and/or any other purposes, and to do any of the following, provided, however, in the course of taking such action, Landlord shall use commercially reasonable efforts not to interfere with or adversely affect Tenant’s business operations at the Premises or parking rights (subject to events and circumstances outside of Landlord’s reasonable control): (1) make any changes, additions, improvements, repairs and/or replacements in or to the Real Property or any portion or elements thereof, including, without limitation, (x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, parking spaces, parking structures and parking areas, and (y) expanding or decreasing the size of the Real Property and any common areas and other elements thereof, including adding or deleting buildings thereon and therefrom; (2) close temporarily any of the

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common areas while engaged in making repairs, improvements or alterations to the Real Property; (3) form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, parking areas, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building and, subject to Article 4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses or Tax Expenses (as such terms are defined in Article 4 below); and (4) perform such other acts and make such other changes with respect to the Real Property as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.
1.2    Condition of Premises. Except as expressly set forth in this Lease and in the Work Letter attached hereto as Exhibit B (including, without, without limitation, Section 1 [AS-IS Condition] thereof), Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its "AS-IS" condition on the Lease Commencement Date.
1.3    Rentable Square Feet. The parties hereby stipulate that as of the date of this Lease, the Premises contain the rentable square feet set forth in Section 6.1 of the Summary, and such square footage amount is not subject to adjustment or remeasurement by Landlord or Tenant during the initial Lease Term, unless due to a revision in the physical boundaries of the Building. Accordingly, during the initial Lease Term, there shall be no adjustment in the Base Rent or other amounts set forth in this Lease which are determined based upon rentable square feet of the Premises, unless due to a revision in the physical boundaries of the Building.
1.4    Right of First Refusal. With respect to space that becomes available for lease to third parties on the floor of the Building which is directly adjacent to the floor(s) of the Premises (the “Reserved Area”), Tenant shall have an ongoing right of first refusal during the Lease Term (as the same may be extended pursuant to the Extension Option Rider attached hereto), as more particularly set forth in this Section 1.4. Notwithstanding the foregoing (i) the lease term for Tenant’s lease of the Expansion Area (as defined below) pursuant to Tenant’s exercise of the right of first refusal shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the Expansion Area (the “Existing Leases”), and (B) if the Expansion Area is vacant as of the date of this Lease, the first lease pertaining to the Expansion Area entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal or extension of any such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such first refusal right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to (X) the tenants of the Superior Leases, and (Y) any other tenant of the Real Property which right exists as of the date hereof (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights”). Subject to Superior Rights, if Landlord receives from a bona fide third party an offer (or offers to a bona fide third party the right) to lease all or any part of the Reserved Area on terms acceptable to Landlord, Landlord agrees to deliver to Tenant a notice as set forth in this Section 1.4 (the “Availability Notice”). For purposes of this Section 1.4, an email delivered to the email address set forth in Section 5 (Address of Tenant) of the Basic Lease Information (which email address for purposes of notices, shall be subject to change pursuant to Section 24.19 [Notices] below), with a confirmed receipt by Tenant or Tenant’s broker, shall be considered a delivered notice. Such Availability Notice shall set forth the rental rate and such other terms as are acceptable to Landlord in its sole discretion (which will match the terms set forth in the offer received from or delivered to such bona fide third party) (the “Expansion Terms”), and shall set forth the portion of the Reserved Area offered to the third party and any additional area in the Building included in such offer (the “Expansion Area”). If Tenant, (i) within five (5) business days after receipt of the first (1st) Availability Notice, and (ii) within three (3) business days after receipt of any future Availability Notices, indicates in writing its agreement to lease the Expansion Area on the terms and conditions set forth in the Availability Notice, the Expansion Area shall be included within the Premises and leased to Tenant pursuant to the terms and conditions of the Availability Notice and otherwise on the terms and conditions of this Lease. Accordingly, the Base Rent payable under this Lease shall be increased by the amount of Base Rent attributable to the Expansion Area and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs and parking allocation shall be adjusted to reflect the addition of the Expansion Area. The lease term for the Expansion Area shall, unless otherwise provided in the Availability Notice as part of the Expansion Terms therein, expire coterminously with Tenant’s lease of the Premises, but in no event shall Tenant lease the Expansion Area for a period of less than twenty-four (24) months, unless otherwise agreed by Landlord. Tenant shall take

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the Expansion Area in its “AS-IS” condition (unless otherwise provided in the Availability Notice as part of the Expansion Terms), and Tenant shall be entitled to construct improvements in the Expansion Area at Tenant’s expense, in accordance with and subject to the provisions of Article 8 (Additions and Alterations) of this Lease. The parties shall promptly execute an amendment to this Lease stating the addition of the Expansion Area to the Premises, the Base Rent adjustments and such other modifications described above. If Tenant does not indicate, within five (5) business days after receipt of the first (1st) Availability Notice, or within three (3) business days after receipt of the second (2nd) Availability Notice as set forth below (if applicable), its agreement to lease the Expansion Area, Landlord thereafter shall have the right to lease the Expansion Area to any third party; provided, however, (i) that if the net effective rent payable by another prospective tenant would be less than ninety percent (90%) of the net effective rent specified in the Availability Notice (taking into account all economic terms of the proposed lease arrangement, including rental rate, free rent, tenant improvements and other allowances and concessions), then Landlord shall re-offer the Expansion Area to Tenant in accordance with the terms of this Section 1.4 (at the net effective rent offered to such other prospective tenant), prior to proceeding with such third-party lease, and (ii) if Landlord fails to lease the space to a third party within one hundred eighty (180) days following Tenant’s election not to lease the space, Tenant’s right shall again apply (unless and to the extent Landlord is then in active negotiations with a third party, in which event such 180-day period will be extended to allow such negotiations to continue). Tenant’s rights specified in this Section 1.4 are personal to the original named Tenant hereunder executing this Lease (the “Original Tenant”), and its Affiliates permitted pursuant to Section 14.7 (Affiliated Companies/Restructuring of Business Organization) below, and may not be assigned to or exercised by any other person or entity. Tenant’s right to exercise its right of first refusal is subject to (A) no breach or default by Tenant existing under this Lease or the Sublease at the time of Tenant’s exercise of the right of first refusal, (B) Landlord's lender’s approval of the Expansion Terms if required, and (C) Landlord’s review and approval of Tenant’s current financials upon Tenant’s exercise of its right of first refusal. Tenant may exercise its right of first refusal only if Tenant, together with all Affiliates, continues to occupy at least seventy-five percent (75%) of the Premises in accordance with the terms of this Lease. If Tenant fails to timely exercise its rights under this Section 1.4 in accordance with the terms and conditions set forth herein, such rights shall be of no further force or effect as to the particular Availability Notice (but will remain in effect as to any subsequent availability of the Reserved Area, subject to and in accordance with the terms and conditions of this Section 1.4). Time is of the essence in Tenant’s exercise of its rights hereunder.
ARTICLE 2

LEASE TERM
2.1    Lease Term. The terms and provisions of this Lease shall be effective as of the date of execution and delivery hereof by Landlord and Tenant, provided that the term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary (subject, however, to the terms of the Work Letter), and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. Notwithstanding the foregoing, if for any reason the Bridgepoint Lease (as defined in Section 2.2 [Sublease of the Premises Prior to the Lease Term] below) is terminated prior to the Bridgepoint Expiration Date (as defined in Section 2.2 below), then the Lease Commencement Date of this Lease shall be adjusted to be the day immediately following the day such early termination of the Bridgepoint Lease is effective (the “Revised Lease Commencement Date”), except that in such instance (i) the Lease Term will be extended to add the additional period of time commencing as of the Revised Lease Commencement Date and ending on April 30, 2020, (ii) the Base Rent payable under this Lease during the period from the Revised Lease Commencement Date through April 30, 2020 will be the same rate payable by Bridgepoint under the Bridgepoint Lease during such time period, (iii) the Base Year will be 2010 during such time period (but will be adjusted to 2020 effective as of May 1, 2020) and (iv) effective as of May 1, 2020, Base Rent will be payable in accordance with the rent schedule set forth in Section 8 of the Summary of Basic Lease Information. For clarity, the Lease Expiration Date of this Lease shall remain as set forth in Section 7.3 of the Summary of Basic Lease Information. In the event of a default by Bridgepoint under the Bridgepoint Lease, Landlord will provide a copy of any notice of default sent to Bridgepoint to Tenant, and Tenant will have the right, but not the obligation, to cure such default on behalf of Bridgepoint and will be provided the same notice and cure period provided to Bridgepoint under the Bridgepoint Lease. If Tenant cures such default, Landlord will accept such cure and will not terminate the Bridgepoint Lease by reason of such default. Landlord further agrees that so long as no uncured default by Bridgepoint occurs under the Bridgepoint Lease (following notice and cure, including the notice and opportunity to cure extended to Tenant as noted above), Landlord will not enter into an

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agreement to voluntarily terminate the Bridgepoint Lease. If and to the extent an uncured default by Bridgepoint exists under the Bridgepoint Lease (following notice and cure, including the notice and opportunity to cure extended to Tenant as noted above), Landlord shall have the right to enter into an agreement to terminate the Bridgepoint Lease on such terms as Landlord may elect, provided that if and to the extent any settlement payment by Bridgepoint includes amounts for future rent owed under the Bridgepoint Lease, Tenant shall be entitled to a credit (as defined below, “Settlement Credit”) toward Tenant’s increased Base Rent obligations under this Lease [i.e., the adjusted amount of rent payable by Tenant as set forth in this Section 2.1 in excess of the rent Tenant would have otherwise been obligated to pay under the Sublease]. As used herein, “Settlement Credit” shall be an amount equal the actual sums received by Landlord from Bridgepoint in consideration of future rental amounts payable under the Bridgepoint Lease, less the costs incurred by Landlord in exercising its rights and remedies by reason of default by Bridgepoint under the Bridgepoint Lease, including costs incurred documenting the terms of any termination or settlement agreement. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. In the event that the Lease Commencement Date is a date which is other than the Lease Commencement Date set forth in Section 7.2 of the Summary (May 1, 2020), then within a reasonable period of time after the Lease Commencement Date has occurred, Landlord shall deliver to Tenant an amendment to this Lease in the form attached hereto as Exhibit C, setting forth, among other things, the Lease Commencement Date and the Lease Expiration Date, and Tenant shall execute and return such amendment to Landlord within five (5) days after Tenant's receipt thereof. If Tenant fails to execute and return the amendment within such 5-day period, Tenant shall be deemed to be in default under this Lease, with no additional cure period being required.
2.2    Sublease of the Premises Prior to the Lease Term. It is hereby acknowledged and agreed that Tenant currently occupies the Premises pursuant to that certain Sublease Agreement dated August 12, 2016, by and between Bridgepoint (defined below), as Sublandlord, and Tenant, as Subtenant (the “Sublease”). The Premises are currently leased by Bridgepoint Education, Inc., a Delaware corporation (“Bridgepoint”), and the Premises are subject to the existing lease by and between Landlord and Bridgepoint (the “Bridgepoint Lease”).  Landlord consented to the Sublease pursuant to that certain Consent to Subletting (the “Consent”) dated as of August 15, 2016, by and among Landlord, Bridgepoint, and Tenant. It is acknowledged that throughout the term of the Sublease, Tenant shall occupy the Premises subject to and in accordance with the terms of the Sublease.  The Bridgepoint Lease, the Sublease and the Consent will expire effective April 30, 2020 (the “Bridgepoint Expiration Date”), and shall, as of such date, be deemed terminated for all purposes, except for any liabilities or obligations which specifically survive the termination of the Bridgepoint Lease, the Sublease, and the Consent in accordance with their respective terms. Landlord will not require Bridgepoint to perform any restoration within the Premises without Tenant’s prior written consent (which may be withheld in its sole and absolute discretion), notwithstanding anything in the Bridgepoint Lease to the contrary.  Commencing on the Lease Commencement Date of this Lease (May 1, 2020, unless and to the extent accelerated subject to and in accordance with Section 2.1 [Lease Term] above), Tenant shall lease from Landlord, and Landlord shall lease to Tenant, the Premises in accordance with the terms and conditions of this Lease.
ARTICLE 3

BASE RENT
3.1    Base Rent. Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Project, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first (1st) day of each and every month during the Lease Term, without any setoff or deduction whatsoever. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first (1st) day of such month or if any rental payment is for a period which is shorter than one (1) month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

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3.2    Rent Abatement. Notwithstanding anything to the contrary contained herein and provided that no monetary or material non-monetary default then exists under this Lease or the Sublease, beyond the expiration of any applicable notice and cure periods, Landlord hereby agrees that Tenant shall not be required to pay the monthly installments of Base Rent for the first (1st) four (4) full calendar months of the initial Lease Term (the “Abatement Period”). During the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in termination of this Lease in accordance with the provisions of Article 19 hereof, then as a part of the recovery set forth in Article 19 of this Lease, Landlord shall be entitled to the recovery of the then unamortized remaining balance of the Base Rent that was abated under the provisions of this Article 3 (such amortization being calculated on a straight line basis over the entire Lease Term and such balance being determined as of the date of Tenant’s default).
ARTICLE 4

ADDITIONAL RENT
4.1    Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent the sum of the following: (i) Tenant's Share (as such term is defined below) of the annual Operating Expenses allocated to the Building (pursuant to Section 4.3.4 below) which are in excess of the amount of Operating Expenses allocated to the Building and applicable to the Expense Base Year; plus (ii) Tenant's Share of the annual Tax Expenses allocated to the Building (pursuant to Section 4.3.4 below) which are in excess of the amount of Tax Expenses allocated to the Building and applicable to the Tax Expense Base Year; plus (iii) Tenant's Share of the annual Utilities Costs allocated to the Building (pursuant to Section 4.3.4 below) which are in excess of the amount of Utilities Costs allocated to the Building and applicable to the Utilities Base Year. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the "Additional Rent". The Base Rent and Additional Rent are herein collectively referred to as the "Rent". All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term for a period of eighteen (18) months, except with respect to real property taxes or assessments which are properly payable by Tenant under the terms of this Lease, but for which Landlord receives a tax bill following the expiration of such eighteen (18) month period. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to pay Tenant’s Share of Operating Expenses, Tax Expenses or Utilities Costs during the first (1st) twelve (12) months of the initial Lease Term; provided, however, Tenant shall be responsible for any separately metered utilities and for any above-standard services such as after-hours HVAC charges (as described in Article 6 hereof), during the first (1st) twelve (12) months of the initial Lease Term.
4.2    Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1    "Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.
4.2.2    "Expense Base Year" shall mean the year set forth in Section 9.1 of the Summary.
4.2.3    "Expense Year" shall mean each Calendar Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be equitably adjusted for any Expense Year involved in any such change.
4.2.4    "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts

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paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems and all other "Systems and Equipment" (as defined in Section 4.2.5 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of any transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Real Property, including any common area amenities; (v) the cost of parking area repair, restoration, and maintenance; (vi) any equipment rental agreements or management agreements (including the cost of any market standard management fee, not exceed three percent [3%] of the gross revenues of the Project, and the fair rental value of any office space provided thereunder); (vii) subject to the exclusions from Operating Expenses set forth below, wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Real Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (viii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Real Property; (ix) the cost of janitorial service, alarm and security service, if any, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (x) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Real Property; (xi) costs for workers' compensation insurance, wages, withholding taxes, personal property taxes, fees for required licenses and permits, supplies, charges for management of the Building and common areas; (xii) the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building, including ,without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building council or Energy Star rating and/or compliance system or program (collectively "Conservation Costs"), to the extent that similar Conservation Costs are incurred during the Expense Base Year (or if not incurred in the Expense Base Year, then an appropriate adjustment will be made to Expense Base Year expenses in a manner consistent with generally accepted commercial office building accounting practices); and (xiii) the cost of any capital improvements or other costs (I) which are intended to reduce current or future Operating Expenses to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith, (II) made to the Real Property or any portion thereof after the Lease Commencement Date that are required under any governmental law or regulation first enacted or becoming effective with respect to the Real Property following the Lease Commencement Date, or (III) Conservation Costs; provided, however, that if any such cost described in (I), (II) or (III) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine in accordance with generally accepted commercial office building accounting practices. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building (and during the period of time when any other office buildings are fully constructed and ready for occupancy and are included by Landlord within the Project) is less than ninety‑five percent (95%) occupied during all or a portion of any Expense Year (including the Expense Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building (and during the period of time when any other office buildings are fully constructed and ready for occupancy and are included by Landlord within the Project) been ninety‑five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. Further, there shall be no “double counting” or “double dipping” of expenses included within Operating Expenses, Tax Expenses, or Utilities Costs.

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Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, in its discretion, to equitably allocate some or all of the Operating Expenses (and/or Tax Expenses and Utilities Costs) among different tenants of the Project, among different space types at the Real Property and/or to include additional buildings in the Real Property for purposes of determining Operating Expenses (and/or Tax Expenses and Utilities Costs) and/or the provision of various services and amenities thereto (the "Cost Pools"). Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the Building and/or any such additional buildings, or may be implemented to reflect that certain services or amenities are not provided to certain types of space at the Real Property, in which event Tenant’s Share of such services or amenities may be equitably adjusted to reflect the measurement of the space to which such services or amenities are generally provided or attributable (for example, if janitorial services are not provided to any storage space at the Real Property, Tenant’s Share with respect to costs of providing janitorial services shall be calculated after deleting the measurement of such storage space from the total building square footage).
Notwithstanding anything to the contrary set forth in this Article 4, when calculating Operating Expenses for any Expense Year (including, without limitation, the Expense Base Year), Operating Expenses shall exclude one-time Conservation Costs and other special charges, costs or fees which are only incurred during the Expense Year at issue and in no other year, so as to provide for a consistent basis for the calculation of Tenant's Share of increases in Operating Expenses hereunder.
If other than as a result of any legal or governmental requirements or other occurrence(s) beyond the reasonable control of Landlord (the parties agreeing that requirements of Landlord's lenders or investors shall not be deemed to be beyond the reasonable control of Landlord for purposes of this sentence), following the 2020 Calendar Year any new category of operating expense is added to Operating Expenses, then during such time as the costs relating to such new category are included in the Building's expenses, the calculation of the Expense Base Year Operating Expenses shall be increased to reflect such Operating Expenses as would have been incurred had such new category item been included in the 2020 Calendar Year, giving due consideration to what the costs for such new category would have been in the 2020 Calendar Year.
Notwithstanding the foregoing, Operating Expenses shall not, however, include:
(A)     costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Real Property;
(B)     costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space;
(C)     costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Real Property;
(D)     costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Real Property to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis;
(E)     except as otherwise specifically provided in this Section 4.2.4, costs of interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Real Property;
(F)     Utilities Costs;
(G)     Tax Expenses;
(H)     the costs of repairs to the Building, if the costs of such repairs are reimbursed by any third party, the insurance carried by Landlord (or which would have been covered had Landlord carried the insurance required hereunder) or subject to award under any eminent domain proceeding;

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(I)     depreciation, amortization and interest payments, except as specifically permitted herein or except on materials, tools supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services;
(J)     expenses for services not offered to Tenant or for which Tenant is charged directly, whether or not such services or other benefits are provided to another tenant or occupant of the Building;
(K)     costs incurred due to Landlord’s or any tenant of the Building’s violation, other than Tenant, of the terms and conditions of any lease or rental agreement in the Building;
(L)     that portion of any billing by Landlord, its subsidiaries or affiliates for goods and/or services in the Building, to the extent that such billing exceeds the costs of such goods and/or services if rendered by an unaffiliated third parties on a competitive basis;
(M)     interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the land thereunder;
(N)     costs associated with operating the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord’s ownership of the Building;
(O)     advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building, or other tenants’ signs;
(P)     electric, gas or other power costs for with Landlord has been directly reimbursed by another tenant or occupant of the Building, or for which any tenant directly contracts with the local public service company;
(Q)     tax penalties and interest incurred as a result of Landlord’s negligent or willful failure to make payments and/or to file any income tax or informational return(s) when due, unless such non-payment is due to Tenant’s nonpayment of rent;
(R)     costs incurred by Landlord to comply with notices of violation of the Americans With Disabilities Act, as amended, when such notices are for conditions existing prior to the Lease Commencement Date;
(S)     any charitable or political contributions;
(T)     the purchase or rental price of any sculpture, paintings or other object of fine art, whether or not installed in, on or upon the Building;
(U)     any accelerated payment(s) made at Landlord’s election on obligations undertaken by of which would not otherwise become due, to the extent that such accelerated payment(s) exceed the amount otherwise payable had Landlord not elected to accelerate payment thereof. Notwithstanding such exclusion, the balance of such accelerated payment shall be included by Landlord in operating expense calculations for succeeding years, as if the payment had been made when originally due prior to such acceleration;
(V)     costs, including attorneys’ fees and settlement judgments and/or payments in lieu thereof, arising from actual or potential claims, disputes, litigation or arbitration pertaining to Landlord and/or the Building (and not arising out of any act or omission of Tenant);
(W)     capital expenditures not otherwise permitted under Section 4.2.4(xiii) above;

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(X)    Landlord’s general corporate overhead and general administrative expenses;
(Y)    costs incurred to comply with applicable laws relating to the removal of Hazardous Material (as defined in Article 5 below) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto; and costs incurred with respect to Hazardous Material, which Hazardous Material is brought into the Building or onto the Project after the date hereof by Landlord or anyone other than Tenant and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal, remediation or other action with respect thereto; and costs incurred with respect to the presence of asbestos in the Building (so long as such asbestos is not brought to the Building by Tenant, its agents, employees or contractors);
(Z)    the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of senior property manager;
(AA)    any bad debt loss, rent loss, or reserves for bad debts or rent loss;
(BB)    any ground lease rental;
(CC)    costs, including penalties, fines and associated legal expenses, incurred due to the violation by Landlord or any other tenant of the Building of applicable laws, that would not have been incurred but for any such violations by Landlord or any tenant of the Building;
(DD)    the costs and expenses incurred in leasing equipment or systems, the cost of such equipment or systems which would ordinarily constitute a capital expenditure if the equipment or systems were purchased (but such costs may constitute Operating Expenses as set forth above with respect to certain capital expenditures);
(EE)    costs of any compensation and employee benefits paid to clerks, attendants or other persons in a commercial concession operated by Landlord, except the Parking Facilities;
(FF)    in house legal or accounting fees;
(GG)    any expenses incurred by Landlord for use of any portions of the Project to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing normal day-to-day services, such as lighting and HVAC to such public portions of the Building in normal Building operations during standard Building hours of operation; or
(HH)    costs to repair or replace any structural component of the Building.
4.2.5    "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Project in whole or in part.
4.2.6    "Tax Expense Base Year" shall mean the year set forth in Section 9.2 of the Summary.

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4.2.7    "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Real Property, the Building and all tenant improvements in the Building were fully assessed for real estate tax purposes.
4.2.7.1    Tax Expenses shall include, without limitation:
(i)    Any tax on Landlord's rent, right to rent or other income from the Real Property or as against Landlord's business of leasing any of the Real Property;
(ii)    Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;
(iii)    Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;
(iv)    Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and
(v)    Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.
If and to the extent Tenant pays its share of any increase in Tax Expenses for any Expense Year, and Tax Expenses for such Expense Year are later reduced and a refund is provided to Landlord for such Expense Year, Tenant shall receive a refund of amounts actually paid by Tenant as Tax Expenses for such Expense Year as necessary to reflect the amount of Tax Expenses Tenant should have paid for such Expense Year based on the revised assessed value and the refund actually provided.
4.2.7.2    In no event shall Tax Expenses for any Expense Year be less than the Tax Expenses for the Tax Expense Base Year.
4.2.7.3    Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses (i) all excess profits taxes, transfer taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Real Property), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.4 of this Lease, (iv) excess profits taxes, mortgage or intangible taxes or fees, and (v) fees, penalties and interest due to the delinquent payment by Landlord of any tax, unless such non-payment is due to Tenant’s nonpayment of rent, and (vi) taxes levied on Landlord’s rental

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income, unless such tax or assessment is imposed in lieu of real property taxes (excluding Landlord’s net income taxes). In no event shall Tenant be obligated to pay any Tax Expenses which accrue for any period of time after the expiration or early termination of this Lease.
4.2.8    “Tenant’s Share” shall mean the percentage set forth in Section 9.4 of the Summary. Tenant’s Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet of office space in the Building (as set forth in Section 9.4 of the Summary), and stating such amount as a percentage; provided that Tenant’s Share may be subject to adjustment as necessary, in Landlord’s discretion, for the implementation of any Cost Pools as referenced above in Section 4.2.4. Landlord shall have the right from time to time to redetermine the rentable square feet of the Building, including as may be necessary for the implementation of Cost Pools, and Tenant’s Share shall be appropriately adjusted to reflect any such redetermination. If Tenant’s Share is adjusted due to a revision in the physical boundaries of the Building, then from and after the Expense Year in which such adjustment occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.
4.2.9    "Utilities Base Year" shall mean the year set forth in Section 9.3 of the Summary.
4.2.10    "Utilities Costs" shall mean all actual charges for utilities for the Building and the Project which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer, gas and electricity, and the costs of HVAC and other utilities (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments measurement meters and devices and surcharges. Utilities Costs shall be calculated assuming the Building (and during the period of time when any other office buildings are fully constructed and ready for occupancy and are included by Landlord within the Project, such other office buildings), are at least ninety-five percent (95%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Real Property under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Real Property or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Real Property. For purposes of determining Utilities Costs incurred for the Utilities Base Year, Utilities Costs for the Utilities Base Year shall not include any one-time Conservation Costs or other special charges, costs or fees or extraordinary charges or costs incurred in the Utilities Base Year only, including those attributable to boycotts, embargoes, strikes or other shortages of services or fuel. In addition, if in any Expense Year subsequent to the Utilities Base Year, the amount of Utilities Costs decreases due to a reduction in the cost of providing utilities to the Real Property for any reason, including, without limitation, due to deregulation of the utility industry and/or reduction in rates achieved in contracts with utilities providers and/or due to implementation of energy management and/or energy efficiency systems or measures, then for purposes of any Expense Year in which such decrease in Utilities Costs occurs, the Utilities Costs for the Utilities Base Year shall be decreased by an amount equal to any such decrease.
4.3    Calculation and Payment of Additional Rent.
4.3.1    Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, (i) Tenant's Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant's Share of Operating Expenses allocated to the Building for the Expense Base Year and/or (ii) Tenant's Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant's Share of Tax Expenses allocated to the Building for the Tax Expense Base Year, and/or (iii) Tenant's Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant's Share of Utilities Costs allocated to the Building for the Utilities Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to such excess (the "Excess").
4.3.2    Statement of Actual Operating Expenses, Tax Expenses and Utilities Costs and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first (1st) day of May following the end of each Expense

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Year, a statement (the "Statement") which shall state the Operating Expenses, Tax Expenses and Utilities Costs incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess", as that term is defined in Section 4.3.3 of this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Operating Expenses, Tax Expenses and Utilities Costs for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term for a period of eighteen (18) months, except with respect to real property taxes or assessments which are properly payable by Tenant under the terms of this Lease, but for which Landlord receives a tax bill following the expiration of such eighteen (18) month period.
4.3.3    Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing (i) Tenant's Share of Operating Expenses allocated to the Building, which shall be based upon the Estimate, to Tenant's Share of Operating Expenses allocated to the Building for the Expense Base Year, (ii) Tenant's Share of Tax Expenses allocated to the Building, which shall be based upon the Estimate, to Tenant's Share of Tax Expenses allocated to the Building for the Tax Expense Base Year, and (iii) Tenant's Share of Utilities Costs allocated to the Building, which shall be based upon the Estimate, to Tenant's Share of Utilities Costs allocated to the Building for the Utilities Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.
4.3.4    Allocation of Operating Expenses, Tax Expenses and Utilities Costs to Building. The parties acknowledge that the Building may in the future be part of a multi-office building project consisting of the Building and such other buildings as Landlord may elect to construct and include as part of the Real Property from time to time (collectively, the "Other Buildings"), and that certain of the costs and expenses incurred in connection with the Real Property (i.e., the Operating Expenses, Tax Expenses and Utilities Costs) shall be shared among the Building and/or such Other Buildings, while certain other costs and expenses which are solely attributable to the Building and such Other Buildings, as applicable, shall be allocated directly to the Building and the Other Buildings, respectively. Accordingly, as set forth in Sections  4.1 and 4.2 above, Operating Expenses, Tax Expenses and Utilities Costs are determined annually for the Real Property as a whole, and a portion of the Operating Expenses, Tax Expenses and Utilities Costs, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the tenants of the Other Buildings), and such portion so allocated shall be the amount of Operating Expenses, Tax Expenses and Utilities Costs payable with respect to the Building upon which Tenant's Share shall be calculated. Such portion of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building shall include all Operating Expenses, Tax Expenses and Utilities Costs which are attributable solely to the Building, and an equitable portion of the Operating Expenses, Tax Expenses and Utilities Costs attributable to the Real Property as a whole. As an example of such allocation with respect to Tax Expenses and Utilities Costs, it is anticipated that Landlord may receive separate tax bills which separately assess the improvements component of Tax Expenses for each building in the Project and/or Landlord may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such building (as measured by separate meters installed for each such building), and such separately assessed Tax Expenses and separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable building. In addition, in the event Landlord elects, at its sole option, to subdivide certain common area portions of the

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Real Property such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas, accessways and/or parking areas into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Operating Expenses, Tax Expenses and Utilities Costs for such common area parcels of land may be aggregated and then reasonably allocated by Landlord to the Building and such Other Buildings on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.
4.3.5    Cap on Controllable Expenses. Notwithstanding anything to the contrary contained in this Article 4, the aggregate “Controllable Expenses” (as hereinafter defined) included in Operating Expenses in any Expense Year after the Expense Base Year shall not increase by more than six percent (6%) on an annual, non-cumulative basis, over the actual aggregate Controllable Expenses included in Operating Expenses for any preceding Expense Year (including the Expense Base Year), but with no such limit on the amount of Controllable Expenses which may be included in the Operating Expenses incurred during the Expense Base Year. For purposes of this Section 4.3.5, “Controllable Expenses” shall mean all Operating Expenses except insurance carried by Landlord with respect to the Real Property and/or the operation thereof. The provisions of this Section 4.3.5 do not apply to Tax Expenses or Utilities Costs.
4.4    Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:
4.4.1    said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;
4.4.2    said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property (including the Parking Facilities); or
4.4.3    said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
4.5    Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within three (3) days of the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided, however, no late charge shall be payable by Tenant with respect to the first (1st) time in any twelve (12) month period during the Lease Term hereof that Tenant is late in the payment of Rent hereunder, provided, that, such payment is made within ten (10) days of the date such payment is due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate (the "Interest Rate") equal to the lesser of (i) the "Prime Rate" or "Reference Rate" announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.
4.6    Audit Rights. In the event Tenant disputes the amount of the Operating Expenses set forth in the Statement for the particular Calendar Year delivered by Landlord to Tenant pursuant to Section 4.3.2 above, Tenant shall have the right, but not more frequently than once during any Calendar Year, at Tenant’s cost, after sixty (60) days prior written notice to Landlord, to have Tenant’s authorized employees or agents inspect, at Landlord’s office during normal business

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hours, Landlord’s books, records and supporting documents concerning the Operating Expenses set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Operating Expenses set forth in any such Statement, unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within nine (9) months immediately following Landlord’s delivery of the particular Statement in question (the “Review Period”); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant’s exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Building. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Operating Expenses set forth in the Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the “Accountant”) to complete an audit of Landlord’s books and records pertaining to Operating Expenses to determine the proper amount of the Operating Expenses incurred and amounts payable by Tenant for the Calendar Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within ninety (90) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms, which is not paid on a contingency basis and which is selected by Tenant and reasonably approved by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within ninety (90) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within ninety (90) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement which was the subject of such audit was in error to Tenant’s disadvantage by seven percent (7%) or more of the total Operating Expenses which was the subject of such audit. The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Operating Expenses shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.6, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.
ARTICLE 5

USE OF PREMISES
5.1    Use; Hazardous Material. Tenant shall use the Premises solely for general office purposes consistent with the character of the Building as a first-class office building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the state in which the Real Property is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Real Property. Provided that Tenant receives written notice of the terms and requirements thereof, Tenant shall comply with all CC&Rs, and the provisions of all ground or underlying leases, now or hereafter affecting the Real Property. Landlord confirms that there are currently no recorded CC&Rs or provisions of any ground or underlying leases affecting the Real Property that restrict the use of the Premises for general office purposes; provided, however, that no covenants, conditions or restrictions or ground or underlying leases affecting the Real Property that are not currently of record shall affect Tenant’s rights or obligations under this Lease.

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5.2    Prohibited Use. Tenant hereby acknowledges and agrees that the Building shall be used and occupied only by tenants for normal uses customarily conducted in Comparable Buildings (as defined in Section 6.1.1 below). Notwithstanding anything to the contrary contained herein, in no event shall the Premises be occupied or used in violation of any exclusive use or use restriction provisions applicable to the Project as of the date of this Lease (a “Prohibited Use”), including, without limitation, for any of the following purposes:  (a) the sale of liquor or tobacco on site; (b) a barber or manicure shop or massage parlor; (c) an employment bureau open to the public; (d) a labor union office; (e) a doctor’s or dentist’s office or clinic; (f)  a dance or music studio; (g) any type of for-profit educational services facility with classes conducted on-site, including, without limitation, for test preparation training, professional licensing training, post-secondary education, tutoring or classes in English as a second language, all of which uses conduct actual classes on site, provided the foregoing shall not be deemed to prohibit any tenant from the incidental use of portions of its premises for the training of its employees and customers; (h) call center uses that are not incidental to a tenant’s primary business in the Building; (i) any use which emits offensive odors, fumes or dust, creates a public or private nuisance or emits loud noises and sounds which are objectionable to reasonable persons; or (j) for use as a shared working environment (that creates workplace/office solutions with services), including, without limitation, executive/shared office suites, an incubator-type office/facility, a flexible workplace center or virtual office space (a “Co-Working Facility”), or for use by any tenant or occupant whose primary business purpose is the operation and/or management of a Co-Working Facility.
5.3    Hazardous Material. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material", as that term is defined below; provided, however, so long as Tenant complies with all applicable laws in connection therewith, Tenant may use, handle and store within the Premises chemicals, substances or materials routinely used in office areas of first class office projects, including toner, liquid paper, janitorial supplies and cleaning fluids in small quantities as necessary for regular maintenance and the conduct of Tenant’s business at the Premises. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Real Property is located or the United States Government.
5.4    Asbestos. Tenant acknowledges that Landlord has advised Tenant that the Building contains or, because of its age, is likely to contain, asbestos. Reports indicate that such asbestos is present in various locations throughout the Building. Upon Tenant’s request, Landlord will make available for review by Tenant at the Project during normal business hours (without warranty) copies of any current asbestos management plans, inspection reports, test results or other similar documents in Landlord’s possession relating to the presence of asbestos at the Building.  To the extent such reports or documents indicate the presence of asbestos at the Building, this Section 5.2 shall constitute notice to Tenant as required by the California Health & Safety Code.  In connection with performing any work that may disturb asbestos at the Building, Tenant shall comply, at its cost, with any applicable laws or asbestos management plans relating to the Building.  Tenant shall also comply with all applicable laws, rules and regulations requiring disclosure to employees or invitees of the presence of asbestos or other hazardous materials at or around the Premises or the Building. Landlord has no special knowledge of the general procedures or handling restrictions to minimize or prevent the disturbance, release or exposure to asbestos or of the potential health risks that may result from any exposure to asbestos. Tenant is encouraged to contact local or state public health agencies for further information. If it is determined at any time that asbestos exists within the Premises, and such asbestos was not brought to the Premises by Tenant, its agents, employees or contractors, Landlord shall cause such asbestos to be remediated at Landlord’s sole cost in compliance with applicable environmental laws.
ARTICLE 6

SERVICES AND UTILITIES
6.1    Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.
6.1.1    Subject to reasonable changes implemented by Landlord (which changes shall be consistent with the operation of other comparable office buildings located within the vicinity of the Building, which are substantially comparable to the Building in terms of appearance, age, size, quality, services, amenities, and access [“Comparable Buildings”]) and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through

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Friday, during the period from 8:00 a.m. to 6:00 p.m., and, upon prior written request from Tenant to Landlord, on Saturdays, during the period from 9:00 a.m. to 12:00 p.m., except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays as designated by Landlord (collectively, the "Holidays`").
6.1.2    Landlord shall provide adequate electrical wiring and facilities and power for normal general office use for Building standard lighting and standard office equipment, as determined by Landlord, in a manner consistent with the operation of Comparable Buildings. Landlord shall designate the electricity utility provider from time to time.
6.1.3    As part of Operating Expenses or Utilities Costs (as determined by Landlord), Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises. In addition, Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.
6.1.4    Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.
6.1.5    Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Project.
6.1.6    Landlord shall provide nonexclusive automatic passenger elevator service at all times.
6.1.7    Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.
6.2    Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the need for water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning equipment or systems in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant's consumption of electricity shall exceed two (2) watts connected load per usable square foot of the Premises, calculated on an monthly basis for the hours described in Section 6.1.1 above, Tenant shall pay to Landlord, within ten (10) days after billing and as additional rent, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use, and in such event Tenant shall pay, as additional rent, the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, (i) Tenant shall give Landlord such reasonable prior notice, as Landlord shall from time to time establish, of Tenant's desired use, (ii) Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish, and (iii) Tenant shall pay such cost within ten (10) days after billing, as additional rent. Landlord confirms that after-hours heating and air-conditioning is available to the Premises at the current cost of $75.00 per hour per floor, with a minimum of two (2) hours. The rate for after-hours heating and air-conditioning to the Premises is subject to change based upon changes in Landlord’s cost to provide such services.
6.3    Separate Metering; Compliance with Conservation Measures. Notwithstanding the foregoing provisions of this Article 6 to the contrary, Landlord shall have the right to cause some or all of the electricity, water and/or other utilities to be separately metered for the Premises, subject to and in accordance with the following: (i) separate meters may be installed if and when required to comply with applicable laws, rules and regulations, and in such case shall be installed as part of a comprehensive metering program which shall be non-discriminatory as to similarly situated tenants, and (ii) in such event, Tenant shall pay for the cost of all such utilities so separately metered within ten (10) days after

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invoice, at actual cost, and (iii) in order to prevent "double counting" of Utilities Costs payable by Tenant under the terms of the Lease, it is understood and agreed that if and to the extent utilities provided to Tenant are separately metered and paid for by Tenant, there shall be excluded from Utilities Costs payable by Tenant under this Lease the costs of such utilities provided to all tenant spaces of the Building (i.e., if Tenant's electricity is separately metered and paid by Tenant, Tenant shall not pay for any electricity provided to tenant spaces at the Building), and further Tenant shall receive a credit against Base Rent for the amount of Utilities Costs included in the Utilities Costs during the Utilities Base Year, as reasonably determined by Landlord based on reasonably available evidence. Tenant acknowledges that Landlord and/or Tenant may from time to time be requested or required to obtain, report and/or disclose certain energy consumption information with regard to the Premises, which may include, without limitation, benchmarking data for the U.S. Environmental Protection Agency's ENERGY STAR® Portfolio Manager and information relating to compliance with "green building" initiatives, including, if applicable, the Leadership in Energy & Environmental Design (LEED) certification program.  Tenant shall throughout the Term of this Lease, comply with all Federal, State or local laws, rules and regulations relating to consumption of utilities, energy or energy efficiency (as they may be in enacted or in effect from time to time, “Energy Regulations”), and Tenant shall, upon request by Landlord or Landlord’s lender, deliver and/or disclose such information regarding the consumption of utilities at the Premises as may be required to comply with applicable Energy Regulations.  Further, Tenant authorizes Landlord to disclose such information and data regarding the Premises as may be requested or required from time to time to comply with Energy Regulations.
6.4    Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as otherwise specifically set forth in Section 6.6 below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Real Property after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent (except as otherwise specifically set forth in Section 6.6 below) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.
6.5    Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all reasonable costs to Landlord of such additional services plus an administration fee not to exceed eight percent (8%) of the cost of such work. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.
6.6    Abatement of Rent When Tenant Is Prevented From Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days, or after ten (10) non-consecutive business days within any twelve (12) month period during the Lease Term (the “Eligibility Period”), as a result of (i) any failure by Landlord to provide to the Premises any of the essential utilities and services required to be provided in Sections 6.1.1, 6.1.2, or 6.1.4 above, or (ii) any failure by Landlord to provide access to the Premises, or (iii) any failure by Landlord to perform any repairs required to be performed by Landlord under Section 7.2 below, within a reasonable time after Landlord has received notice from Tenant of the need for such repairs, but in no event longer than thirty (30) days (or such longer period of time as is reasonably required for such repair work if Landlord diligently commences such repair work within such thirty (30) day period and thereafter diligently prosecutes same to completion), or (iv) any Construction (as defined in Section 24.29 below) undertaken by Landlord pursuant to Section 24.29 below, then Tenant’s obligation to pay Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, that Tenant shall not be entitled to abatement or reduction of Rent to the extent the matters described in clauses (i), (ii), (iii), or (iv) above arise out of or

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results from a matter outside of Landlord’s reasonable control (which shall exclude repairs or restorations which could be arranged by Landlord through the exercise of commercially reasonable efforts consistent with generally accepted commercial office building maintenance practices). To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 11 or a taking pursuant to Article 12, then the terms of this Section 6.6 shall not be applicable.
6.7    Indoor Air Quality. Landlord shall, as part of Operating Expenses, comply with any current or future laws, ordinances, rules, and regulations concerning office building indoor air quality, promulgated by any government authority having jurisdiction over the Building, but only to the extent applicable to Landlord and the Building. Notwithstanding the foregoing, Landlord shall have no liability with respect to maintaining indoor air quality to the extent that the air quality issues are caused by (a) emissions from furnishings, fixtures, or equipment installed in the Premises; (b) interference with the air flow requirements of the ventilation rate procedure caused by the Tenant Improvements or Alterations; (c) inability to adapt the Building's HVAC system, based on then current technology, to meet the Indoor Air Quality Standard; (d) decreased quality of the air outside the Building; or (e) the acts or omissions of Tenant or its employees or agents.
ARTICLE 7

REPAIRS
7.1    Tenant's Repairs. Subject to Landlord's repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant's own expense, keep the interior non-structural portions of the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements (provided that Landlord has first given Tenant reasonable prior written notice and the opportunity to perform such work), and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building not to exceed five percent (5%) of the cost at issue) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same.
7.2    Landlord's Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 of this Lease, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, heating, ventilating, air conditioning and electrical systems serving the Building and not located in the Premises, and including the semi-private elevator serving the Premises (but excluding Systems and Equipment serving only the Premises, to the extent located within the Premises); provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. Except as otherwise specifically set forth in Section 6.6 (Abatement of Rent When Tenant Is Prevented From Using Premises) above, and further subject to the terms of Section 10.4 (Subrogation) below, Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance unless such failure persists for an unreasonable time after Landlord is provided notice of the need for such repairs or maintenance. There shall be no abatement of rent (except as otherwise specifically set forth in Section 6.6 above) and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Real Property, Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

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ARTICLE 8

ADDITIONS AND ALTERATIONS
8.1    Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may affect the structural components of the Building or the Systems and Equipment or which can be seen from outside the Premises. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of five percent (5%) of the cost of the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8. Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent, but upon three (3) business days prior written notice to Landlord, to make strictly cosmetic, non-structural additions and alterations to the Premises that do not (i) involve the expenditure of more than $75,000.00 in the aggregate in any twelve (12) month period during the Lease Term, (ii) affect the appearance of the Building or any areas outside the Premises, (iii) affect or impact in any way the systems or structure of the Building, or (iv) require the issuance of a building permit.
8.2    Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance (including, California Energy Code, Title 24) and pursuant to a valid building permit, issued by the city in which the Real Property is located, and in conformance with Landlord's construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or Real Property or the common areas for any other tenant of the Real Property, and as not to obstruct the business of Landlord or other tenants of the Real Property, or interfere with the labor force working at the Real Property. If Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Real Property is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the management office of the Real Property a reproducible copy of the "as built" drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.
8.3    Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Tenant’s removal and restoration obligations shall be as set forth in Section 15.2 (Required Removables) below.
8.4    Wi-Fi Network. Without limiting the generality of the foregoing, in the event Tenant desires to install wireless intranet, Internet and communications network ("Wi-Fi Network") in the Premises for the use by Tenant and its

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employees, then the same shall be subject to the provisions of this Section 8.4 (in addition to the other provisions of this Article 8). In the event Landlord consents to Tenant's installation of such Wi-Fi Network, Tenant shall, in accordance with Article 15 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease, unless Tenant requests and obtains Landlord’s written agreement, at the time of Landlord’s approval of the installation of the Wi-Fi Network, that such Wi-Fi Network needs not be removed. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Real Property or with any other tenant's communication equipment, and not to damage the Real Property or interfere with the normal operation of the Real Property and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys' fees) arising out of Tenant's failure to comply with the provisions of this Section 8.4, except to the extent same is caused by the gross negligence or willful misconduct of Landlord or any Landlord Party (as defined in Section 10.1 [Indemnification and Waiver] below) and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and Real Property and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or Real Property, including without limitation, Building or Real Property systems or infrastructure, which are required by reason of the installation, operation or removal of Tenant’s Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and confirm Tenant's compliance with the terms of this Section 8.4, in the event that Tenant is finally determined to have violated the terms of this Section 8.4, Tenant shall reimburse Landlord for the costs incurred by Landlord in connection with Landlord's retention of such professionals, the research of such interference issues and confirmation of Tenant's compliance with the terms of this Section 8.4 within twenty (20) days after the date Landlord submits to Tenant an invoice for such costs, which costs shall not exceed One Thousand Dollars ($1,000.00) in the aggregate per year (the "Reimbursement Cap"); provided, however, that to the extent that it is determined that Tenant has failed to perform its obligations under this Section 8.4, the Reimbursement Cap shall not apply, and Tenant shall be responsible for reimbursing Landlord for all costs Landlord incurs in connection with Landlord's retention of such professionals, the research of such interference issues and confirmation of Tenant's compliance with the terms of this Section 8.4. This reimbursement obligation is in addition to, and not in lieu of, any rights or remedies Landlord may have in the event of a breach or default by Tenant under this Lease.
8.5    Additional Tenant Security Systems. Subject to Landlord’s reasonable approval of Tenant’s plans and specifications and the terms of this Lease regarding Alterations to the Premises, Tenant shall be permitted at its sole expense to install or utilize its own security measures (such as an intercom or security system), so long as such systems and services are compatible with Building systems. Tenant shall provide Landlord with reasonable means of accessing all areas of the Premises in the event of an emergency, including, without limitation, providing Landlord with master pass keys and bypass mechanisms for electronic doors. Landlord shall have no obligation to provide any cleaning or janitorial service to any areas which are not generally accessible to Landlord and its cleaning contractors. If Landlord determines in its sole but reasonable discretion that an emergency in the Building or the Premises requires Landlord to gain access to Tenant’s Premises, Tenant hereby authorizes Landlord to take such action as may be necessary to gain access, including to forcibly enter Premises if it is not otherwise generally accessible. In such event, Landlord shall have no liability whatsoever to Tenant as a result of such forced entry, and Tenant shall pay all costs and expenses for repairing or reconstructing any entrance, corridor, door or other portions of the Building or the Premises and shall also be responsible for any and all damage to the Building arising out of or resulting from any delay or difficulty in accessing the Premises. Notwithstanding the foregoing, in no event shall Landlord be liable for personal injury, property damage or any other losses or damage for any error or failure of the security access measures in place at the Building from time to time.

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ARTICLE 9

COVENANT AGAINST LIENS
Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, if any such lien is not released and removed on or before the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.
ARTICLE 10

INDEMNIFICATION AND INSURANCE
10.1    Indemnification and Waiver. Subject to and in accordance with the terms of this Section 10.1 (Indemnification and Waiver), Tenant hereby assumes all risk of damage to property and injury to persons, in, on or about the Premises from any cause whatsoever, and agrees that Landlord, and its partners and subpartners, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant's installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person (each, a “Tenant Party”), in, on or about the Premises, the Building and Real Property; provided, however, that the terms of the foregoing indemnity shall not apply or extend to loss, cost, damage or liability to the extent arising out of or resulting from the negligence or willful misconduct of Landlord.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.  Notwithstanding anything to the contrary in this Article 10, Tenant shall not be required to indemnify or release Landlord for any bodily injury to persons outside of the Premises, to the extent arising out of or resulting from Landlord’s or Landlord Parties’ negligence or willful misconduct.  Further, notwithstanding the provisions of this Section 10.1 above to the contrary, Tenant's indemnity of Landlord and the Landlord Parties shall not apply to: (i) any claims for personal injuries or property damage occurring at the Property outside the Premises and not resulting from the acts or negligence of Tenant, its agents, employees or contractors (collectively, the "Excluded Claims"); or (ii) any loss of or damage to Landlord's property to the extent Landlord has waived such loss or damage pursuant to Section 10.4 below.  In addition, Landlord shall indemnify, defend, protect and hold Tenant harmless from all such Excluded Claims, except for (A) any loss or damage to Tenant's property to the extent Tenant has waived such loss or damage pursuant to Section 10.4 below, and (B) any lost profits, loss of business or other consequential damages.
10.2    Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

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10.3    Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.
10.3.1    Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease (and with liquor liability coverage in the event alcoholic beverages are served on the Premises), for limits of liability not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate
Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate 0% Insured's participation
10.3.2    Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a "physical loss or damage" basis under a "special form" policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage. Notwithstanding the foregoing, Tenant may elect not to obtain such physical damage insurance (including, without limitation, sprinkler leakage coverage and earthquake sprinkler leakage coverage) covering Tenant’s property from a third-party insurer, in which event Tenant waives any right it may have against Landlord with respect to any damage or loss that would otherwise have been covered by the insurance coverage described in this Section 10.3.2 had the same been obtained through a third party insurer, and Tenant shall also be solely responsible for any deductible applicable thereto.
10.3.3    Workers' compensation insurance as required by law.
10.3.4    Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.
10.3.5    Tenant shall carry comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.
10.3.6    The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Real Property is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required in Sections 10.3.1 and 10.3.2 above, have deductible amounts not exceeding Five Thousand Dollars ($5,000.00); provided, however, notwithstanding anything to the contrary herein, the foregoing limitation on the deductible amount shall not

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apply to the Original Tenant or its Affiliates permitted pursuant to Section 14.7 (Affiliated Companies/Restructuring of Business Organization) below, which Original Tenant or Affiliates shall have the right to maintain commercially reasonable deductible amounts. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.
10.4    Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.
10.5    Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but only to the extent such additional insurance is market standard in the city and state in which the Building is located and in no event exceeding types and amounts of coverage customarily required by comparable landlords with respect to comparable tenants and uses.
10.6    Landlord’s Insurance. Landlord shall maintain in effect at all times commercial general liability and property/casualty insurance coverage consistent with the coverage customarily carried by comparable landlords of Comparable Buildings, or as Landlord may from time to time be required to carry to satisfy the requirements of its lender. If Landlord does not carry full replacement cost coverage, Landlord will be treated for purposes of Section 10.4 above, as if it had carried full replacement cost property insurance for the Real Property.
ARTICLE 11

DAMAGE AND DESTRUCTION
11.1    Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building or Real Property serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Real Property, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Sections 10.3.2(ii) and (iii) of this Lease, and Landlord shall repair any injury or damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. However, if Tenant wishes to take full responsibility for restoring the tenant improvements within the Premises, then Tenant shall not be obligated to assign to Landlord insurance proceeds attributable thereto and Landlord’s restoration obligations hereunder shall be deemed to be satisfied as of the date Landlord delivers to Tenant the base, shell and core of the Premises as restored. In connection with such repairs and replacements, Tenant shall, prior to the commencement

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of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.
11.2    Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Real Property and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred twenty (120) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Real Property or ground or underlying lessor with respect to the Real Property and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies; provided, however, that (A) if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and (B) the repair of such damage cannot, in the reasonable opinion of Landlord, be completed within two hundred forty (240) days after the date of the damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within fifteen (15) days after being notified of such damage, which termination shall be effective as of the date of such termination notice thereof to Landlord. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not substantially completed within the later of the time period specified in the Damage Repair Estimate or two hundred forty (240) days after the necessity for repairs as a result of such damage becomes known to Landlord, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are substantially complete, by notice to Landlord (the "Damage Termination Notice"), effective as of the date of the Damage Termination Notice (the "Damage Termination Date"). Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period of thirty (30) days by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage stating that it is such contractor's reasonable judgment that the repairs shall be substantially completed (i.e., completed other than "punch list" items) within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, this Lease shall terminate as of the expiration of such thirty (30) day period. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.
11.3    Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Real Property is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

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ARTICLE 12

CONDEMNATION
12.1    Permanent Taking. If the whole or any part of the Premises, Building or Real Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Real Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.
12.2    Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
ARTICLE 13

COVENANT OF QUIET ENJOYMENT
Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
ARTICLE 14

ASSIGNMENT AND SUBLETTING
14.1    Transfers. Except as set forth in Section 14.7 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30)

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days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall pay to Landlord One Thousand Dollars ($1,000.00) to reimburse Landlord for its review and processing fees, and Tenant shall also reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenant's proposed Transfer; provided, however, Landlord agrees that so long as Landlord’s standard form of consent document is utilized and such consent document is reasonably negotiated with no more than two (2) drafts of the consent document circulated, the total fees charged to Tenant for a consent request will not exceed $3,000.00.
14.2    Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:
14.2.1    The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Real Property;
14.2.2    The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, including, without limitation, for any Prohibited Use, or for a Co-Working Facility or to a tenant or occupant whose primary business is the operation or management of Co-Working Facilities;
14.2.3    The Transferee is either a governmental agency or instrumentality thereof;
14.2.4    The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;
14.2.5    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;
14.2.6    The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Real Property a right to cancel its lease;
14.2.7    The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or
14.2.8    Only if and to the extent there then exists suitable available space in the Building for the proposed Transferee and either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the twelve (12) month period immediately preceding the Transfer Notice.
If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms

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set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).
14.3    Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium", as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), (ii) any reasonable brokerage commissions in connection with the Transfer, and (iii) any commercially reasonable free rent or other economic incentive granted by Tenant in connection with the Transfer (collectively, the "Subleasing Costs"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.
14.4    Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 of this Lease. If Landlord gives Tenant a recapture notice pursuant to this Section 14.4, then Tenant shall have the right, exercisable by written notice to Landlord within five (5) business days of Tenant receiving Landlord’s recapture notice, to rescind its Transfer Notice in which event Landlord’s recapture notice shall be null and void, and Landlord shall not have any right to terminate the Lease or exercise an option to sublease all or a portion of the Premises as set forth in this Section 14.4.
14.5    Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.
14.6    Additional Transfers. Except as set forth in Section 14.7 below, for purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of twenty-five percent (25%) or more of partnership interests, within a twelve (12) month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

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14.7    Affiliated Companies/Restructuring of Business Organization. The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the stock or assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to individually as an “Affiliate”, and collectively, as "Affiliates") shall not be deemed a Transfer under this Article 14 (and shall not require Landlord's consent), provided that:
14.7.1    any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 14;
14.7.2    Tenant gives Landlord at least thirty (30) days prior written notice of any such assignment or sublease to an Affiliate;
14.7.3    any such Affiliate has, as of the effective date of any such assignment or sublease, a tangible net worth and net income which is sufficient in Landlord’s reasonable judgment for such Affiliate to perform the obligations under this Lease which are undertaken by such Affiliate, it being understood and agreed that in making such determination, Landlord shall take into account all relevant factors, including, without limitation, the financial strength of other parties legally obligated under this Lease, and it is further agreed that if an Affiliate does not have sufficient financial strength to satisfy this criteria at the time of the Transfer, the criteria may be satisfied through the posting of commercially reasonable security for the remaining obligations under this Lease, which may include a security deposit, letter of credit or guaranty as may be mutually agreed by Landlord and Tenant, consistent with generally accepted commercial lease underwriting standards;
14.7.4    any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and
14.7.5    Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.
14.8    Non-Transfers. Notwithstanding anything to the contrary contained herein, transfers of non-controlling interests of a public stock exchange shall not be deemed to be a Transfer.
ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF TRADE FIXTURES
15.1    Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.
15.1    Required Removables. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination of this Lease, Tenant shall, without expense to Landlord, remove or cause the following to be removed from the Premises and/or the Building (collectively, the “Required Removables”): (i) improvements (excluding any improvements existing in the Premises as of the date of this Lease and the initial Tenant Improvements pursuant to the Work Letter attached hereto as Exhibit B, as more particularly set forth below in this Section

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15.2 [Required Removables]), (ii) Alterations, (iii) Tenant’s Signage (as defined in Section 24.8 [Tenant’s Signs] below), (iv) telephone, data, and other cabling and wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), (v) debris and rubbish, (vi) furniture, (vii) equipment, (viii) free-standing cabinet work, (ix) other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and (x) such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed. Additionally, Tenant shall repair at its own expense all damage to the Premises and the Building resulting from such removal of the Required Removables. If Tenant fails to complete such removal and/or to repair any damage caused by such removal, Landlord may do so and Tenant shall pay to Landlord the cost thereof upon submission of an invoice therefor. Notwithstanding the foregoing, if Tenant does not wish to be obligated to remove any certain Required Removables from the Premises and/or the Building at the expiration or earlier termination of the Lease Term as set forth herein, Tenant shall have the right to request, in connection with its approval of any construction or installation by or on behalf of Tenant, that Tenant be entitled to leave such certain Required Removables in place. If Landlord agrees in writing prior to installation of a Required Removable that Tenant shall not be obligated to remove such Required Removable and/or restore such portion(s) of the Premises and/or the Building, then Tenant shall not be so obligated. Further, notwithstanding the foregoing, or anything to the contrary herein, Tenant shall not be obligated to remove any of the improvements existing in the Premises as of the date of this Lease or the initial Tenant Improvements made pursuant to the Work Letter attached hereto as Exhibit B.
ARTICLE 16

HOLDING OVER
If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Landlord provides Tenant with at least thirty (30) days prior notice that Landlord has identified a tenant for the Premises and will incur loss or damage if Tenant fails to timely vacate the Premises, and if Tenant fails to surrender the Premises upon the later of (a) the date of expiration of such thirty (30) day period, or (b) the date of termination or expiration of this Lease, then in addition to any other liabilities to Landlord accruing therefrom, Tenant shall indemnify, protect, defend (by counsel approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including reasonable attorneys' fees and court costs) resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
ARTICLE 17

ESTOPPEL CERTIFICATES
Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be required by any mortgagee, prospective mortgagee or purchaser of the Real Property (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Failure by Tenant to so deliver such estoppel certificate shall be a material default of the provisions of this Lease.

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ARTICLE 18

SUBORDINATION AND ATTORNMENT
This Lease is subject and subordinate to (i) all future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property, if any, (ii) all renewals, extensions, amendments, modifications, consolidations and replacements thereof, and (iii) all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under any such other ground leases or underlying leases, require in writing that this Lease be superior thereto. Notwithstanding the foregoing, Tenant’s agreement to enter into a written agreement to subordinate its interest under this Lease to a lien or ground lease not in existence as of the date of this Lease shall be conditioned upon the holder of such lien, or a ground lessor, as applicable, confirming in writing that Tenant’s leasehold interest hereunder shall not be disturbed so long as no default by Tenant exists under this Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any such other ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessors of such other ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within ten (10) business days of request by Landlord, execute such reasonable further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Landlord agrees to use commercially reasonable efforts to obtain from the current lender holding a lien on the Real Property as of the date hereof a subordination, non-disturbance and attornment agreement (“SNDA”) in favor of Tenant with respect to this Lease, in the current lender’s standard form (with revisions as agreed upon by Tenant and such lender), within thirty (30) days following the full execution and delivery hereof. Tenant shall reimburse Landlord for any fees charged to Landlord in obtaining such SNDA for Tenant (including any processing fees or costs charged by the current lender); provided, however, so long as Tenant does not request material changes to the current lender’s standard form SNDA, resulting in more than two (2) drafts, Tenant shall only be required to reimburse Landlord a maximum of $1,500.00 in connection with requesting the SNDA for Tenant.
ARTICLE 19

DEFAULTS; REMEDIES
19.1    Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:
19.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, following three (3) days written notice that the same is due or payable hereunder, and said three (3) day period shall be in lieu of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law; or
19.1.2    Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or
19.1.3    Abandonment of the Premises by Tenant with no intent to return, together with Tenant's failure to pay Rent hereunder. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for three (3) business days or longer while in default of any provision of this Lease.

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19.1.4    A breach or default by Tenant under the terms of the Bridgepoint Lease and/or the Sublease which continues to exist beyond the expiration of any applicable notice and cure period thereunder and results in a termination of the Bridgepoint Lease and/or Sublease.
19.2    Landlord's Remedies Upon Default. Upon the occurrence of any such default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:
(i)    The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(ii)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iv)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(v)    At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 of this Lease. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
19.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3    Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such

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actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease.
19.3    Payment by Tenant. Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.
19.4    Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.5    Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.
19.6    Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.
19.7    Landlord Default; Tenant Remedies. If Landlord fails to perform any of its obligations under this Lease or the Bridgepoint Lease within thirty (30) days after receipt of written notice from Tenant specifying Landlord’s deficiency, Landlord shall be in default under this Lease; provided, however, that if the nature of Landlord’s obligation is such that in excess of thirty (30) days are reasonably required for its performance, then Landlord shall not be in default if Landlord commences such performance within thirty (30) days and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity subject to the terms hereof, provided, however, Tenant shall not offset against its rent obligations under this Lease unless Tenant receives a final judgment as a matter of law against Landlord, and such judgment remains unsatisfied.
19.8    Consequential Damages. In no event shall Landlord or Tenant ever be liable for any indirect or consequential damages or loss of profits or the like under this Lease from any cause whatsoever, except to the extent set forth in Article 16 (Holding Over) above.
ARTICLE 20

SECURITY DEPOSIT
Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and

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performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.
ARTICLE 21

COMPLIANCE WITH LAW
Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any Laws. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures and requirements, provided, however, if and to the extent the required work requires the making of capital improvements and the need for such work does not arise out of or result from Tenant’s alterations to or manner of use of the Premises (i.e., a use other than general office use), Landlord shall arrange for such work and the cost thereof shall be included in Operating Expenses subject to and in accordance with the terms of this Lease. If the required work arises out of or results from Tenant’s alterations or manner of use of the Premises, then Tenant shall pay the entire cost of such required work upon demand, provided that Landlord will arrange for the performance of any capital improvements and bill the cost thereof to Tenant as referenced herein. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Real Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities (so long as such participation is commercially reasonable and is consistent with programs in which other similarly situated landlords owning buildings in the vicinity of the Building also participate). The Project has not undergone an inspection by a certified access specialist and no representations are made with respect to compliance with accessibility standards. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.
ARTICLE 22

ENTRY BY LANDLORD
Landlord reserves the right at all reasonable times and upon twenty-four (24) hours’ notice to Tenant (except in emergency situations and/or to perform janitorial or other services required of Landlord under this Lease, in which event no prior notice shall be required) to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants (with respect to prospective tenants, during the last twelve (12) months of the Lease Term), or to the ground or underlying lessors; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable

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steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises; provided, however, in the course of taking such action, Landlord shall use commercially reasonable efforts not to interfere with or adversely affect Tenant’s business operations at the Premises (subject to events and circumstances outside of Landlord’s reasonable control).
ARTICLE 23

TENANT PARKING
Tenant shall have the right, but not the obligation, to purchase throughout the Lease Term up to the number of Unreserved Passes set forth in Section 11 of the Summary, located in those portions of the Parking Facilities as may be designated by Landlord from time to time. However, commencing on the date of full execution and delivery of this Lease, Tenant, by providing at least thirty (30) days prior written notice to Landlord, shall have the right to purchase the Reserved Pass set forth in Section 11 of the Summary. Tenant shall pay to Landlord for the use of such parking passes, on a monthly basis, the prevailing rates charged from time to time by Landlord or Landlord's parking operator for parking passes in the Parking Facilities where such parking passes are located. Further, if Tenant at any time during the Lease Term elects not to purchase any of the parking passes as allocated to Tenant hereunder, Landlord shall have the right to allow others to purchase Tenant's unused parking passes and if Tenant later wishes to purchase its previously unused parking passes, such use shall be subject to Tenant delivering to Landlord thirty (30) days prior written notice of its desire to use such passes and such use shall be subject to availability, as determined by Landlord (or Landlord's parking operator) from time to time. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Facilities and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. In addition, Landlord may assign any parking spaces and/or make all or a portion of such spaces reserved or institute an attendant-assisted tandem parking program and/or valet parking program if Landlord determines in its reasonable discretion that such is necessary or desirable for orderly and efficient parking. Landlord specifically reserves the right, from time to time, to change the size, configuration, design, layout, location and all other aspects of the Parking Facilities, provided that no such matters shall materially diminish Tenant's beneficial use and enjoyment of the Premises, and Tenant acknowledges and agrees that Landlord, from time to time, may, without incurring any liability to Tenant and without any abatement of Rent under this Lease temporarily close-off or restrict access to the Parking Facilities (provided, however, in such event, Landlord shall use commercially reasonable efforts to provide temporary parking reasonably agreeable to Tenant in other parking areas or parking structures), or temporarily relocate Tenant's parking spaces to other parking structures and/or surface parking areas within a commercially reasonable walking distance from the Parking Facilities, for purposes of permitting or facilitating any such construction, alteration or improvements or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property, but in no event in connection with the construction, modification or maintenance of the improvements of a tenant within the Building (with all such work, if any, to be performed by Landlord in a commercially reasonable manner). Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. The parking rates charged by Landlord for Tenant's parking passes shall be exclusive of any parking tax or other charges imposed by governmental authorities in connection with the use of such parking, which taxes and/or charges shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges within ten (10) days after Tenant's receipt of the invoice from Landlord. The parking passes provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

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ARTICLE 24

MISCELLANEOUS PROVISIONS
24.1    Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
24.2    Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
24.3    No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
24.4    Modification of Lease; Financials. Should any current or prospective mortgagee or ground lessor for the Real Property require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever reasonable documents are required therefor and deliver the same to Landlord within ten (10) business days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor. In addition, upon request from time to time, but in no event more than once per year, except in the event of a breach or default by Tenant hereunder, or if requested by a lender in connection with the proposed sale or refinancing of the Real Property, Tenant agrees to provide to Landlord, within ten (10) days of written request, current financial statements for Tenant, dated no earlier than one (1) year prior to such request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor’s statement. All such financial statements will be delivered to Landlord and any such lender or purchaser in confidence and shall only be used for purposes of evaluating the financial strength of Tenant. Notwithstanding anything to the contrary contained herein, so long as the financial statements for Tenant are publicly available and fully accessible, then Tenant shall not be obligated to deliver financial statements to Landlord pursuant to the terms of this Section 24.4.
24.5    Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property, the Building and/or in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease arising from and after the date of transfer, and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

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24.6    Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election. Within ten (10) days of the request of either party, the other shall execute a memorandum of lease in the form attached hereto as Exhibit G, which may be recorded at the sole cost and expense of the recording party; provided, however, as a condition to such recording by Tenant, Tenant shall deliver to Landlord’s counsel a fully-executed quit claim deed in recordable form, which will be held in trust by Landlord’s counsel (and may be recorded only upon the expiration or earlier termination of this Lease).
24.7    Landlord's Title; Air Rights. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.
24.8    Tenant's Signs. Tenant shall not erect or install or otherwise utilize signs, lights, symbols, canopies, awnings, window coverings or other advertising or decorative matter on the windows, walls and exterior doors or otherwise visible from the exterior of the Premises (collectively, “Signs”) without first (i) submitting its plans to Landlord and obtaining Landlord’s written approval thereof (which shall not be unreasonably withheld) as to design, size, specifications, graphics, materials, manner of affixing, exact location, colors and lighting (if applicable), and (ii) obtaining any required approval of any applicable governmental and quasi-governmental entities. Tenant’s Signage (as defined below) shall be subject to, and/or shall comply with, (A) the Building signage criteria as Landlord shall apply from time to time, (B) available capacity at the Building pursuant to zoning and other requirements of the City of San Diego, California, (C) all applicable laws and the terms hereof, (D) any CC&Rs, and (E) no breach or default occurring under the terms of this Lease, the Bridgepoint Lease, or the Sublease which results in termination thereof. As set forth in Section 1.1.3 (Tenant’s and Landlord’s Rights) above, Landlord confirms that there are currently no recorded CC&Rs affecting the Real Property. Tenant’s Signage approved by Landlord shall be installed, maintained and repaired at Tenant’s sole cost and expense, professionally designed, and constructed and installed in a first‑class workmanlike manner by a signage contractor reasonably approved in advance, in writing, by Landlord. Landlord shall have the right to promulgate from time to time additional reasonable rules, regulations and policies relating to the style and type of said advertising and decorative matter which may be used by any occupant, including Tenant, in the Building, and may change or amend such rules and regulations from time to time as in its discretion it deems advisable (provided that Tenant will not be required to change any sign once installed to comply with any changes in such rules and regulations). Tenant agrees to abide by such rules, regulations and policies. Upon the expiration or sooner termination of the Lease Term, or upon the earlier termination of Tenant’s Signage right under this Section 24.8, Landlord shall have the right to either (x) require that Tenant remove Tenant’s Signage and repair any damage to the Premises and/or the Building caused by such removal, at Tenant’s sole cost and expense, or (y) permanently remove Tenant’s Signage and repair all damage to the Premises and/or the Building resulting from such removal, and Tenant shall reimburse Landlord for the costs thereof immediately upon demand therefor. The signage rights granted to Tenant under this Section 24.8 are personal to the Original Tenant, and its Affiliates permitted pursuant to Section 14.7 above, and may not be exercised or used by or assigned to any other person or entity. Except as specifically set forth in this Section 24.8, Tenant may not install any Signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any Signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion. As used herein, the Signs and the Eyebrow Signage (as defined in Section 24.8.2 below) are collectively referred to as “Tenant’s Signage”.
24.8.1    Building Directory and Suite Identification Signage. Landlord shall provide Tenant with its Building standard proportionate share of listings on the Building directory on the ground floor lobby of the Building, identifying Tenant's name and suite numbers. In addition, Tenant will be entitled to install signage adjacent to the entry to Tenant’s Premises on each floor occupied by Tenant, subject to Landlord’s prior written approval of such signage, which approval shall not be unreasonably withheld so long as such signage is consistent with the signage criteria in effect for the Building, as it may exist from time to time. Any deviation from the Building’s standard signage criteria shall be subject to Landlord’s approval in its sole and absolute discretion.

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24.8.2    Eyebrow Signage. Subject to the terms and conditions of this Section 24.8, Tenant shall have the right commencing as of the date of full execution and delivery of this Lease (i.e., such signage rights will commence during Tenant’s occupancy pursuant to the Sublease and prior to the Lease Commencement Date) to install eyebrow signage bearing Tenant’s name (which signage may be back-lit at Tenant’s option), in the locations more particularly shown on Exhibit F attached hereto (collectively, the “Eyebrow Signage”): (a) one (1) eyebrow sign facing east on 7th Street (above the 7th street parking entrance of the Building); and (b) one (1) eyebrow sign facing west towards 6th street (above the outdoor park of the Building). Tenant shall be allowed to use its existing building sign at 8911 Balboa Avenue for one (1) of its eyebrow locations hereunder. In addition, Tenant shall pay to Landlord, within thirty (30) days after demand, from time to time, all other actual, documented and reasonable costs attributable to the fabrication, installation, insurance, lighting (if applicable), maintenance and repair of the Eyebrow Signage, to the extent not directly paid by Tenant; provided that prior to incurring any such costs (except in the event of an emergency, as determined by Landlord), Landlord will notify Tenant and Tenant will have a reasonable time to perform such work directly, which work shall be performed pursuant to, and in accordance with, the terms and conditions of this Lease. Tenant shall no longer have any right to the Eyebrow Signage if at any time during the Lease Term, Tenant, together with all Affiliates, does not lease and occupy at least fifty percent (50%) of the Premises. Landlord, at no cost to Landlord, will reasonably cooperate with Tenant’s efforts to obtain all required governmental approvals for the Eyebrow Signage.
24.8.3    Prohibited Signage. Tenant hereby acknowledges and agrees that in no event shall Tenant or any Transferee be entitled to install, display or allow the display of any signage for any Co-Working Facility or any entity that engages in a Prohibited Use, including, without limitation, use of its name, trade name, call letters, trademark or other name or mark recognizable to the general public as an entity that engages in a Prohibited Use.
24.9    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.
24.10    Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
24.11    Time of Essence. Time is of the essence of this Lease and each of its provisions.
24.12    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
24.13    No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.
24.14    Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the ownership interest of Landlord in the Building (excluding any proceeds thereof, but including any insurance or condemnation proceeds received by Landlord with respect to the Real Property), and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

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24.15    Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof (other than the Sublease and the Consent under Section 2.2 above), and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.
24.16    Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building and/or in any other building and/or any other portion of the Real Property as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Real Property. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Real Property.
24.17    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except with respect to Tenant's obligations under the Work Letter (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.
24.18    Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.
24.19    Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by (1) United States certified or registered mail, postage prepaid, return receipt requested, (2) sent by a nationally recognized overnight courier service, or (3) delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 24.19 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.
24.20    Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
24.21    Authority. The individuals signing this Lease on behalf of Tenant have the full power and authority to bind Tenant to the terms hereof. Two (2) authorized officers must sign on behalf of Tenant and this Lease must be executed by the president or vice-president and the secretary or assistant secretary of Tenant, unless the bylaws or a resolution of the board of directors shall otherwise provide. In such case, the bylaws or a certified copy of the resolution of Tenant, as the case may be, must be furnished to Landlord. Tenant confirms that it is not in violation of any executive order or similar governmental regulation or law, which prohibits terrorism or transactions with suspected or confirmed terrorists or terrorist entities or with persons or organizations that are associated with, or that provide any form of support to, terrorists. Tenant

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further confirms that it will comply throughout the Lease Term, with all governmental laws, rules or regulations governing transactions or business dealings with any suspected or confirmed terrorists or terrorist entities, as identified from time to time by the U.S. Treasury Department's Office of Foreign Assets Control or any other applicable governmental entity.
24.22    Jury Trial; Attorneys' Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.
24.23    Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Real Property is located.
24.24    Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and Landlord’s lender holding a lien with respect to the Building has approved this Lease and the terms and conditions hereof.
24.25    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers.
24.26    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.
24.27    Building Name and Signage. Landlord shall have the right at any time to change the name(s) of the Building and Real Property and to install, affix and maintain any and all signs on the exterior and on the interior of the Building and any portion of the Real Property as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the names of the Building or Real Property or use pictures or illustrations of the Building or Real Property in advertising or other publicity, without the prior written consent of Landlord.
24.28    Confidentiality. Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than their respective financial, legal, and space planning consultants. Notwithstanding anything to the contrary in this Section 24.28, either party may divulge any of the foregoing information, to the extent such information is required to be disclosed by (i) subpoena or court order, (ii) any taxing entity or other governmental authority having jurisdiction over the Premises or the Real Property, or (iii) any applicable securities laws, regulations or guidelines, including, regulations of the Securities Exchange Commission.
24.29    Landlord's Construction. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Real Property, or

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any part thereof and that no representations or warranties respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant, except as specifically set forth in this Lease. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Building, Premises, and/or Real Property, including without limitation the Parking Facilities, landscaping and tenant improvements for premises for other tenants and, at Landlord's sole election, such other buildings, parking facilities, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the "Construction"). In connection with such Construction, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building and/or Real Property, which work may create noise, dust or leave debris in the Building and/or Real Property. Tenant hereby agrees that such Construction and Landlord's actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (except as otherwise specifically set forth in Section 6.6 above). Except as otherwise specifically set forth in Section 6.6 above, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from such Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from such Construction or Landlord's actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord's actions in connection with such Construction; provided, however, in the course of taking such action, Landlord shall use commercially reasonable efforts not to interfere with or adversely affect Tenant’s business operations at the Premises (subject to events and circumstances outside of Landlord’s reasonable control). Landlord’s access to the Premises shall be pursuant to Article 22 (Entry by Landlord) of this Lease.
24.30    Substitution of Other Premises. (Intentionally Omitted)
24.31    Special Events. Upon prior written notice to Landlord and subject to prior reservation and Tenant’s compliance with Landlord’s reasonable rules and regulations in connection therewith, Tenant may use free of charge, no more than eight (8) times per Calendar Year, the exterior patio facing west towards 6th Street, the western portion of the Building lobby, and the space within the outdoor park at the Building (the “Building Park”) designated by Landlord for special events, to conduct special events, such as outdoor company meetings, for Tenant’s employees and invitees; provided, however, that (i) each such events shall be conducted after normal business hours or on weekends and for no more than four (4) hours per event, and (ii) prior to each such use, Tenant shall execute Landlord’s standard license agreement governing Tenant’s use of such areas, which license agreement shall be in a commercially reasonable form and shall set forth the hours during which Tenant shall have the priority right to use the Building Park (the “Tenant Priority Hours”). Landlord will not grant to any third party the right to use the Building Park during the Tenant Priority Hours set forth in a signed license agreement for use of the Building Park, and with respect to Tenant Priority Hours which are designated after business hours, Tenant shall be entitled to post notices (in a form approved by Landlord in advance) to notify Building occupants of Tenant’s reserved use and requesting that other occupants refrain from use of the Building Park during the Tenant Priority Hours. With respect to such special events, Tenant’s indemnification and insurance obligations under Article 10 of this Lease shall apply as if such patio/lobby areas were a part of the Premises. Subject to and in accordance with the terms and conditions of this Lease, Tenant may use the Building Park on a non-exclusive basis at all times that such Building Park is not reserved for another occupant’s use. Notwithstanding anything to the contrary in this Lease, Landlord reserves the right to modify, reduce or eliminate the Building Park from time to time; provided that so long as the Building Park exists, it will be maintained for the common use of all tenants of the Building (subject to scheduled special events).
24.32    Exterior Patio. Tenant shall have the right, at Tenant’s sole cost, to place patio furniture, leisure equipment (e.g., a ping pong table) and a planter box in the small patio area located underneath the second floor eve (drip line) (the “Exterior Private Patio”), in order to create a private outside area for exclusive use by Tenant’s employees. The style, color, quantity and placement of the furniture and the planter box shall be subject to Landlord’s reasonable prior written approval, and shall be maintained in first class condition and replaced when necessary to keep up a tasteful and first class appearance. The use of the Exterior Private Patio shall be subject at all times to compliance with all rules, regulations and applicable Laws and in accordance with the terms of this Lease, all at Tenant’s sole cost and expense. The Exterior Private Patio shall be considered a part of the Premises, but no rent or additional rent shall be payable by Tenant with

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respect to such space. For clarity, Landlord will be responsible for the repair and maintenance of all structural components of the Exterior Private Patio and for the repair and maintenance of any Building Systems serving such Exterior Private Patio, and Tenant will maintain and repair the cosmetic features of the Exterior Private Patio and the furnishings thereon in good working order and condition.
24.33    Building Park. Tenant shall have the right to construct direct access to the Building Park through its exterior doors and/or a “sliding glass wall or garage door window” pursuant to plans and specifications reasonably approved by Landlord in accordance with the terms of this Lease. Further, Tenant may have outdoor company meetings, free of charge, no more than one (1) time per month within the Building Park, for up to 3 hours duration for each meeting. Tenant’s use of and access to the Building Park shall be subject to compliance with applicable Laws and the terms of Section 24.34 below.
24.34    Building Amenities. So long as certain amenities are offered by Landlord at the Building for the use of all tenants, such as common area conference room(s), fitness center, and bike racks/lockers, etc. (such amenities offered, collectively being referred to as the “Amenities”), Tenant shall have access thereto free of charge, except as set forth herein. Access to any fitness center shall be provided without any membership fee or separate rental charge to Tenant or Tenant’s employees. Landlord shall have the right (a) to alter the size and location of such Amenities and the type of equipment provided, (b) to include all management, maintenance, repair and equipment replacement costs related to the Amenities in Operating Expenses, and (c) to include the rentable square footage of the Amenities in the common area “add on” factor for all measurement purposes for the Project. Tenant shall pay Landlord’s regular charge for the cost of any special services related to Tenant’s use of the Amenities (e.g., long-distance phone calls, catering, set up or take down and cleaning costs, after-hours HVAC service [with a two (2) hour minimum], personal training services, etc. [“Special Amenity Services”]). Tenant must schedule use of any conference center with Landlord in advance, and Tenant’s use thereof shall be subject to availability and governed by Landlord’s rules and regulations for the conference center that are then in effect. Costs to maintain and operate the Amenities shall be included in Operating Expenses. Tenant acknowledges and agrees that Tenant’s and any Tenant Party’s use of the Amenities is voluntary and, in consideration of the use of the Amenities, shall be undertaken by Tenant and such Tenant Party at its sole risk. Neither Landlord nor Landlord’s officers, directors, managers, servants, agents and/or employees (collectively, the “Released Parties”) shall be liable for any claims, demands, injuries, damages, actions or causes of action whatsoever arising out of or connected with Tenant’s and any Tenant Party’s use of the Amenities and their facilities and services. TENANT DOES HEREBY EXPRESSLY FOREVER WAIVE, RELEASE AND DISCHARGE THE RELEASED PARTIES FROM ANY AND ALL LIABILITY ARISING FROM ALL SUCH CLAIMS, DEMANDS, INJURIES, DAMAGES, ACTIONS AND/OR CAUSES OF ACTION, INCLUDING LIABILITY FROM ALL ACTS OF ACTIVE OR PASSIVE NEGLIGENCE, INCLUDING SOLE NEGLIGENCE, ON THE PART OF THE RELEASED PARTIES. Further, as a condition to each person’s use of any fitness center, Tenant shall cause each person using the fitness center to execute a release on Landlord’s standard form prior to such party’s use of the fitness center. The waivers contained in this Section 24.34 shall survive the expiration or earlier termination of this Lease.
24.35    Required Accessibility Disclosure. Landlord hereby advises Tenant that the Project has not undergone an inspection by a certified access specialist, and except to the extent expressly set forth in this Lease, Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California law:
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” [Cal. Civ. Code Section 1938(e)].

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Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building with regard to such inspections and shall be subject to Landlord’s prior written consent.
[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.
“Landlord”:
600 B STREET SAN DIEGO OWNER, LLC,
a Delaware limited liability company

By:     /s/ Walter P. Schmidt
Name:      Walter P. Schmidt
Its:     Authorized Signatory

“Tenant”:
MITEK SYSTEMS, INC.,
a Delaware corporation

By:	/s/ James B. DeBello Name: James B. DeBello Its: President and Chief Executive Officer

By:	/s/ Jeffrey C. Davison Name: Jeffrey C. Davison Its: Chief Financial Officer

*** If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

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EXHIBIT A
OUTLINE OF FLOOR PLAN OF PREMISES

OPEN
TO
BELOW
OPEN
TO
BELOW

600 B STREET

SUITE #200

TENANT’S INITIALS HERE:

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EXHIBIT B
WORK LETTER
This Work Letter ("Work Letter") shall set forth the terms and conditions relating to the construction of the Premises. All references in this Work Letter to the "Lease" shall mean the relevant portions of the Lease to which this Work Letter is attached as Exhibit B.
SECTION 1

AS-IS CONDITION
Tenant hereby accepts the base, shell and core (i) of the Premises, and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the "Base, Shell and Core"), in its current "AS-IS" condition existing as of the date of the Lease and the date of delivery to Tenant. Except for the Tenant Improvement Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building, the Project or the Real Property. Notwithstanding the foregoing, if it is determined that the Premises or any of the base building systems serving the Premises or the Building structure were not in good working order and condition and in compliance with applicable Laws, rules and regulations as of the date of delivery to Tenant (including the "path of travel" to the Premises through the common areas complying with the Americans with Disabilities Act) (a “Non-Compliant Condition”), and such Non-Compliant Condition is not due to Tenant’s particular use (i.e., a use other than general office use) of, or activities or work in, the Premises, Landlord shall (as Tenant's sole remedy therefor) correct such non-compliance at Landlord’s cost within a commercially reasonable time after Landlord’s receipt of written notice thereof (provided that such notice must be received within nine (9) months following the date of execution and delivery of this Lease). For clarity, to the extent that a Non-Compliant Condition is triggered by the initial Tenant Improvements constructed hereunder, and the Non-Compliant Condition does not arise out of or result from Tenant’s particular use (i.e., a use other than general office use) of or work within the Premises which is inconsistent with typical office use), then Landlord shall (as Tenant's sole remedy therefor) correct such non-compliance at Landlord’s cost within a commercially reasonable time after Landlord’s receipt of written notice thereof (provided that such notice must be received within nine (9) months following the date of execution and delivery of this Lease).
SECTION 2

TENANT IMPROVEMENTS
2.1    Tenant’s Contribution. As a condition to Landlord entering into the Lease, and agreeing to provide the Tenant Improvement Allowance as set forth herein, Tenant agrees that it shall expend no less than $400,000.00 (“Tenant’s Contribution”) for costs and expenses relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements") and for costs associated with furniture, fixtures and equipment (including IT equipment and cabling) to be used in the Premises. Tenant will expend Tenant’s Contribution after the disbursement of the Tenant Improvement Allowance set forth in Section 2.2 (Tenant Improvement Allowance) below. With respect to the Tenant Improvements to be constructed using Tenant’s Contribution, from time to time during the construction thereof (but no more frequently than monthly), Tenant shall deliver to Landlord, each of the items more specifically listed in items (ii) through (iv) of Section 2.3.2.1 (Disbursements) below.
2.2    Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of up to, but not exceeding $700,000.00, for the Tenant Improvements; provided, however, that Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes requests for disbursement pursuant to the terms and conditions of Section 2.3 below prior to December 31, 2018 (the “Request Deadline”); provided that in the event Bridgepoint refuses to allow Tenant to proceed with the Tenant Improvements for any reason, the Request Deadline will be extended to the extent necessary to allow Tenant to complete the Tenant Improvements within the Term of this Lease. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds

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the Tenant Improvement Allowance. Except as specifically set forth below, Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below). Any balance of the Tenant Improvement Allowance not requested by Tenant in accordance with the terms and conditions of this Work Letter by the Request Deadline, shall be deemed forfeited by Tenant and Tenant shall have no further rights with respect thereto. Notwithstanding anything contained in this Work Letter or the Lease to the contrary, the Tenant Improvement Allowance will be disbursed to Tenant subject to and in accordance with this Work Letter, and the terms of this Work Letter will apply to any construction in the Premises, during the term of the Sublease (as defined in Section 2.2 of the Lease), provided, however, Tenant shall obtain Bridgepoint’s consent to the commencement of construction of the Tenant Improvements hereunder prior to the expiration of the Bridgepoint Lease.
2.3    Disbursement of the Tenant Improvement Allowance.
2.3.1    Tenant Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):
2.3.1.1    payment of the fees of the "Architect" and the "Engineers", as those terms are defined in Section 3.1 of this Work Letter may be deducted from the Tenant Improvement Allowance to pay for such fees), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings", as that term is defined in Section 3.1 of this Work Letter;
2.3.1.2    the payment of plan check, permit and license fees relating to construction of the Tenant Improvements;
2.3.1.3    the cost of construction of the Tenant Improvements, including, without limitation, contractors' fees and general conditions, testing and inspection costs, costs of utilities, trash removal, and hoists, subject to Section 5.5 of this Work Letter;
2.3.1.4    the cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
2.3.1.5    the cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws;
2.3.1.6    sales and use taxes and Title 24 fees;
2.3.1.7    the costs and expenses associated with complying with all national, state and local codes, including California Energy Code, Title 24, including, without limitation, all costs associated with any lighting or HVAC retrofits required thereby;
2.3.1.8    any review fees described in Section 4.2.2.2 of this Work Letter; and
2.3.1.9    all other costs to be expended by Landlord and Tenant in connection with the construction of the Tenant Improvements.
2.3.2    Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

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2.3.2.1    Disbursements. From time to time during the construction of the Tenant Improvements (but no more frequently than monthly), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor", as that term is defined in Section 4.1 below, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the "Construction Budget", as that term is defined in Section 4.2.1 below; (ii) invoices from all of "Tenant's Agents", as that term is defined in Section 4.1.2 below, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) each of the general disbursement items referenced in Section 2.3.2.3 below, and all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request as between Landlord and Tenant. Following Landlord's receipt of a completed disbursement request submission, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant (or to Tenant alone in the event Tenant has already paid such costs to the applicable contractor or vendor) in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this Section 2.3.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention") and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings", as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.
2.3.2.2    Final Retention. Subject to the provisions of this Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, (iii) Tenant has delivered to Landlord a certificate of occupancy or permit cards signed off by the City with respect to the Premises; (iv) Tenant has delivered to the Office of the Building as-built plans and City-permitted plans for the Tenant Improvements; (v) Tenant has delivered to the Office of the Building operation manuals and warranties for equipment included within the Tenant Improvements, if applicable, and (vi) Tenant has delivered to Landlord each of the general disbursement items referenced in Section 2.3.2.3 below.
2.3.2.3    General Disbursement Requirements. In addition to the disbursement requirements referenced above, Tenant acknowledges and agrees that the following items are required as a condition to any disbursement of the Tenant Improvement Allowance:

•	Copy of the Contract (as defined below) with the Contractor

•	Copy of the Contractor's certificate of insurance, including Additional Insured endorsement naming Landlord, and any other party it so specifies, as additional insureds

•	Contractor's Schedule of Values, showing total contract value
2.3.2.4 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.
2.3.3    Specifications for Building Standard Components. Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises which Specifications have been received by Tenant, and which are attached hereto as Schedule 1. Unless

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otherwise agreed to by Landlord, the Tenant Improvements shall comply with the Specifications. Landlord may make changes to the Specifications from time to time.
SECTION 3

CONSTRUCTION DRAWINGS
3.1    Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner (the "Architect") approved by Landlord, which approval shall not be unreasonably withheld, to prepare the Construction Drawings. Tenant shall retain the engineering consultants designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings". All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.
3.2    Final Space Plan. Prior to the execution of the Lease, Landlord and Tenant have approved that certain detailed space plan for the construction of the Tenant Improvements, which space plan has been prepared by ID Studios dated August 14, 2017, labelled DD Issue Set/Pricing Set consisting of sheets A0.1 through and including A0.5, A0.6.1, A0.6.2, A1.1A, A1.1B, A1.2A, A1.2B, A2.1, A2.2, A3.1, A3.2, A4.1, A4.2, A5.0, A5.0-WC, A5.0-WG, A5.1, A5.2, A6.1, and A8.1 (collectively, the "Final Space Plan"). A copy of the Final Space Plan, initialed by Tenant on each page, will also be kept on file in the office of the Building.
3.3    Final Working Drawings. Based upon and in conformity with the Final Space Plan, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the "Final Working Drawings"), and shall submit the same to Landlord for Landlord's approval.  Notwithstanding the foregoing, Tenant will be permitted to make reasonable changes and standard field changes to the Final Space Plan provided that and conditioned upon the following:  (1) such changes shall not reflect any material deviation from the Final Space Plan, (2) such changes shall not affect Building systems or any structural portions of the Building, and (3) such changes shall not require the issuance or modification of a permit. Changes made to remedy undisputed errors in the Final Space Plan as required to comply with legal or City requirements will also be permitted. In any event, Tenant shall deliver to Landlord prompt written notice to Landlord upon the implementation of any such changes.  Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings.  Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord.
3.4    Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing

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permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.
SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS
4.1    Tenant's Selection of Contractor and Tenant's Agents.
4.1.1    The Contractor. Tenant shall select and retain a general contractor reasonably approved by Landlord to construct the Tenant Improvements.  Tenant shall deliver to Landlord notice of its selection of the contractor upon such selection, which contractor shall thereafter be the "Contractor" hereunder.
4.1.2    Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; provided that, in any event, Tenant must contract with Landlord's base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air-conditioning work in the Premises; provided, further, that such subcontractors will not charge over-market rates.
4.2    Construction of Tenant Improvements by Tenant's Agents.
4.2.1    Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Contract if the same is unsatisfactory or incomplete in any respect. Prior to the commencement of the construction of the Tenant Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the "Final Costs Statement"), by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.3.1.1 through 2.3.1.9 above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the Contract, if any (the "Final Costs"). If and to the extent Final Costs as set forth in the Final Costs Statement (or as such Final Costs may subsequently be adjusted based on new information as the work proceeds) exceeds the amount of the Tenant Improvement Allowance, Tenant will pay such overage after the disbursement of the Tenant Improvement Allowance.
4.2.2    Tenant's Agents.
4.2.2.1    Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agents' construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant's Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord's base building contractor and subcontractors with respect to the Base, Shell and Core or any other work in the Building; (iii) Tenant's Agents shall submit schedules of all work relating to the Tenant Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord's Building contractor or Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements.
4.2.2.2    Review Fee. In addition to any other amounts payable by Tenant hereunder, Tenant shall reimburse Landlord for reasonable amounts paid by Landlord for any third-party review of Tenant's plans and drawings as referenced in Section 3 above (provided Landlord will not charge any cost to Tenant for a third party

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construction manager or equivalent and the foregoing costs are intended to reimburse Landlord for review of specialized elements of the Improvements only), which amounts shall be charged against the Tenant Improvement Allowance.
4.2.2.3    Indemnity. Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.
4.2.2.4    Insurance Requirements.
4.2.2.4.1  General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.
4.2.2.4.2  Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount equal to the full replacement cost of the improvements being constructed by Tenant and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.
4.2.2.4.3  General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents, and shall name as additional insureds Landlord's Property Manager, Landlord's Asset Manager, and all mortgagees and ground lessors of the Building. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Work Letter.
4.2.3    Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations (including, without limitation, California Energy Code, Title 24), as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.
4.2.4    Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times (subject to the requirements of the Lease for entry into the Premises, pursuant to Article 22 [Entry by Landlord] of the Lease), provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or

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deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may (following delivery of reasonable prior notice to Tenant), take such action as Landlord deems reasonably necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction. Notwithstanding the foregoing, Landlord agrees that it shall be reasonable in granting or denying its approval of the Tenant Improvements and shall not disapprove portions of the Tenant Improvements which were specifically set forth in Approved Working Drawings previously approved by Landlord in writing.
4.2.5    Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location within the Building, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, upon Landlord’s request, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.
4.3    Notice of Completion; Copy of "As Built" Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (D) to deliver to Landlord a computer disk containing the Approved Working Drawings in AutoCAD format, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.
4.4    Coordination by Tenant's Agents with Landlord. Upon Tenant's delivery of the Contract to Landlord under Section 4.2.1 of this Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.
SECTION 5

MISCELLANEOUS
5.1    Tenant's Representative. Tenant has designated Jim Bartolomea as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.
5.2    Landlord's Representative. Landlord has designated Kevin Flynn as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.
5.3    Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by

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Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
5.4    Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant of this Work Letter (which, for purposes hereof, shall include, without limitation, the delivery by Tenant to Landlord of any oral or written notice that Tenant does not intend to occupy the Premises, and/or any other anticipatory breach of the Lease) or the Lease has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Lease Commencement Date, for any reason due to a default by Tenant as described in Section 19.1 of the Lease or under this Work Letter (including, without limitation, any anticipatory breach described above in this Section 5.4), then (A) Tenant shall be liable to Landlord for all damages available to Landlord pursuant to the Lease and otherwise available to Landlord at law and/or in equity by reason of a default by Tenant under the Lease or this Work Letter (including, without limitation, the remedies available to Landlord pursuant to California Civil Code Section 1951.2), and (B) Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs (if any) incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. For purposes of calculating the damages available to Landlord under California Civil Code 1951.2, the Lease Commencement Date shall be deemed to be the date which the Lease Commencement Date would have otherwise occurred but for such default by Tenant.
5.5    No Miscellaneous Charges. Landlord shall provide, subject to commercially reasonable availability, and neither Tenant nor the Tenant Improvement Allowance shall be charged for freight elevators and/or loading docks to the extent utilized in connection with the construction of the Tenant Improvements and Tenant's move into the Premises. Neither Tenant nor the Tenant Improvement Allowance shall be charged for parking for Tenant’s contractors, agents or vendors during the construction or move-in period. Further, neither Tenant nor the Tenant Improvement Allowance shall be charged for electricity, water, toilet facilities or HVAC during the Building hours (listed in Section 6.1.1 of the Lease), or during other times if Landlord required that the work be performed during other than Building hours, which Landlord shall provide during the design and construction of the Tenant Improvements nor shall Tenant or the Tenant Improvement Allowance be charged for security, freight elevators and/or load docks during the Building hours listed in Section 6.1.1 of the Lease to the extent utilized in connection with the construction of the Tenant Improvements and Tenant's move into the Premises.

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SCHEDULE 1 TO EXHIBIT B
BUILDING STANDARD SPECIFICATIONS

600 B Street, San Diego, CA 92101

Building Standards

Lincoln Property Company

Hurkes Harris Design Associates

REVISED 01/22/14

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INTRODUCTION TO 600 B STREET EXISTING BUILDING STANDARDS

BUILDING STANDARDS HAVE BEEN ESTABLISHED FOR THE COMBINED BENEFIT OF THE BUILDING AND THE TENANT. THESE STANDARDS HAVE BEEN DEVELOPED TO FALL WITHIN THE BUILDING'S TENANT IMPROVEMENT ALLOWANCE. ITEMS SPECIFIED HEREIN WERE SELECTED BASED UPON AVAILABILITY AS WELL AS ECONOMICS.

BUILDING STANDARDS WILL ASSIST THE GENERAL CONTRACTOR IN ESTABLISHING PRELIMINARY PRICING FOR EACH TENANT IMPROVEMENT PROJECT.

LISTING OF ANY BUILDING STANDARD DOES NOT MEAN THAT IN COMBINATION WITH OTHER SELECTED ITEMS (TENANT SPECIFIC OR STANDARD UPGRADE), YOUR PROJECT WILL BE WITHIN THE TENANT IMPROVEMENT ALLOWANCE. CONSULTATION WITH THE BUILDING DESIGNER MAY ASSIST IN CREATING A PROJECT WITHIN THE BUDGET OF THE ALLOWANCE, YET AS DIRECTED BY THE TENANT, A PROJECT MAY EXCEED THE ALLOWANCE.

ITEMS WHICH ARE NOTED "ALTERNATE" ARE OPTIONS FOR THE CONVENIENCE OF THE TENANT. SPECIFICATIONS OF THOSE OPTIONS DO NOT IMPLY THAT THE USE OF ANY OR ALL OF THESE COMPONENTS WOULD FIT A BUDGET ESTABLISHED BY THE ALLOWANCE SET FORTH IN THE LEASE. ANY OVERAGE OF THE ALLOWANCE MAY BE THE RESPONSIBILITY OF THE TENANT AS SET FORTH IN THE LEASE.

LANDLORD RESERVES THE RIGHT TO MODIFY THE BUILDING STANDARD SPECIFICATIONS, OR REQUEST SUBSTITUTIONS, AT THEIR DISCRETION AND WITHOUT TENANT NOTIFICATION.

THESE STANDARDS ARE INTENDED TO BE USED AS A BASIC GUIDELINE ONLY. IT IS THE RESPONSIBILITY OF THE GENERAL CONTRACTOR AND THEIR SUBCONTRACTORS TO FIELD VERIFY PRIOR TO SUBMITTING ANY BIDS OR DRAWINGS.

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Existing Building Standards
REV 01-22-14
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STANDARD SIZE AND LOCATION OF OFFICE IMPROVEMENTS

GENERAL REQUIREMENT:

The following guideline is for office size and lay out of space for all tenant improvements.

Please be advised that should tenant require the size and location of improvements to be specific to a tenant's program requirement which is different than noted, the landlord may require the removal and restoration of the improvement to "landlord building standards" upon termination of lease.

The ratio of enclosed office to open area shall not exceed 50%

Perimeter office size along the exterior glass of the building for:
Standard offices (+ 130 rsf) shall consist of 80% of the overall office count. Walls shall line up with window mullions, and the office wall shall be a minimum of 13'-0" out from the window mullion.

Large offices (+/- 195 rsf) shall consist of 20%of the overall office count. Office walls shall line up with window mullions, and the office wall shall be a minimum of 13'-0" out from the window mullion.

Interior offices (not on exterior glass) are considered a non-standard improvement. As such, landlord may require that all or some of the interior non-standard improvements be restored to the original condition, or to building standard improvements upon termination of lease.

All break rooms, coffee rooms / areas, mail rooms, copy rooms, work rooms, server rooms and any other tenant common rooms shall not be designed on the perimeter glass. All such rooms shall be built on the interior of the space.

PARTITIONS

A. DEMISING PARTITION AND CORRIDOR WALLS

Studs: 3-5/8" (or match existing) 20 gauge metal studs; 24" on center maximum from floor to ceiling grid except for common corridor walls shall extend from floor to underside of structure above. (Provide backing for millwork as required).

Note:
- The size of studs within existing spaces shall match with existing.

Drywall: 5/8" Type 'X' gypsum wallboard one layer each side of studs, fire taped only.

Height: Height from floor to ceiling grid at demising partitions and from floor to underside of structure for corridor walls.

Bracing: Seismic bracing per code.

Seals: Two rows of continuous acoustical sealant - bottom tracks. R-11 batt type fiberglass insulation between studs

Notes:
- All partitions to be paint finished on smooth surfaces GA-214, level 5 smoothness.
- One hour rated walls where required based on occupancy group.
- All interior 1-hour corridors, if required, to be tunnel construction in compliance with CBC requirements for one-hour fire rated assembly.

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REV 01-22-14
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B. TYPICAL INTERIOR PARTITION (Non-rated)

Studs:	2-1/2" (or match existing) 25 gauge metal studs; 24" on center maximum. (provide backing for wall mounted cabinetry or equipment as required). Note: The size of studs within existing spaces shall match with existing
Drywall:	5/8" Type 'X' gypsum wallboard one layer each side of studs. All exterior corners to have corner beads. All exposed edges finished with metal trim.
Height:	Height from floor to underside of ceiling grid. Ceiling tiles must be scribed to drop below the drywall.
Bracing:	Seismic bracing per code.

Notes:

- All partitions to be paint finished on smooth surfaces GA-214, level 5 smoothness.
- Partitions must connect to building mullions or walls. Mechanical fasteners to mullions shall not be allowed, provide closed cell neoprene gasket between mullion and end stud.

C. PERIMETER (EXTERIOR WALL) DRYWALL (if required)

Studs:	2-1/2"- 25 gauge metal studs; 24" on center to 6" above suspended ceiling (or as required by Title-24 for full height envelope, refer to demising wall specification)
Drywall:	5/8" Type 'X' gypsum wallboard one layer on one side. All exterior corners with corner beads.
Height:	Floor slab to 6" above ceiling grid.

Note:
All partitions to be paint finished on smooth surfaces GA-214, level 5 smoothness.

D. COLUMN FURRING

Studs:	2 1/2" – 25 gauge metal studs, UNO.
Drywall:	5/8" Type 'X' gypsum wallboard. All exterior corners with corner beads.
Height:	Floor slab to 2" above ceiling grid.

Note:
All partitions to be paint finished on smooth surfaces GA-214, level 5 smoothness.

E. INSULATION

1. Insulation at all perimeter walls and roof per specifications.
2. All common area walls including corridor, conference, copy and lunch rooms to receive R-11 within partition cavity and three feet on either side of partition over ceiling and at demising wall if not full height.
   Alternate: provide R-11 insulation within partition cavity and three feet on either side of partition over ceiling at executive offices as necessary.

F. PAINTING

1. All gypsum board walls to receive a prime coat (hi-build PVA sealer) and two (2) coats to cover of 'carefree' eggshell finish paint or equal.
2. Semi-gloss paint at all kitchens, break rooms, restrooms and server/copy rooms.

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DOORS, FRAMES AND HARDWARE

A. Doors, Frames and Hardware

Tenant Interior Doors:

Style: Solid core, pre-finished, quarter sliced, Sapele Mahogany with matching stiles (match existing).
Size: 3'0" x 8'-4" x 1-3/4" (unless otherwise specified).

Tenant Entry Doors:

Style: 20-minute rated, solid core, pre-finished, quarter sliced Sapele Mahogany with matching stiles (match existing). All fire rated doors and frames to comply with UBC SEC. 4306. Provide 5" top blocking at doors with closers.
Size: 3'0" x 8'-4" x 1-3/4" (unless otherwise specified).

Interior Tenant Doorframes:

Manufacturer: Western Integrated Materials
Type: Knockdown aluminum door frames
Pre-Finished: Black

Tenant Corridor Entrance Doorframes:

Manufacturer: Western Integrated Materials
Type: 1-hour rated assembly
Pre-Finished: Black

Hardware: (existing tenant spaces shall match with existing hardware and existing finish)

Interior Office Door-Passage

QTY	Subtype	Style	MFG
4	Hinges	BB1279 4.5x4.5	639 Hager
1	Passage Set	CRR-8801FL	612 Yale
1	Floor Stop	441H	612 Rockwood

Interior Office Door-Locked

QTY	Subtype	Style	MFG
4	Hinges	BB1279 4.5x4.5	639 Hager
1	Lockset	CCR-8807FL-Less: Cylinder	612 Yale
1	Mortise Cylinder	#41-RA-6Pin x Yale Cam x GMK	612 Sargent
1	Floor Stop-Universal Dome	441H	612 Rockwood

Suite Entry Pair Doors-Locked (Fire rated as required by occupancy and code requirements)

QTY	Subtype	Style	MFG
8	Hinges	BB1279 4.5x4.5	639 Hager
1	Coordinator	1600 Series x (1601 Brackets @ rev-bevel)	600 Rockwood
1	Set Auto Flush Bolts	1962	612 Rockwood
1	Dust Proof Strike	570	612 Rockwood
1	Office Lockset	CRR-8807FL-7/8" LTC Stk Less: Cylinder	612 Yale
1	Mortise Cylinder	#41-RA-6Pin x Yale Cam x GMK	612 Sargent
2	Door closers	8501	691 Norton
2	Floor Stops-Universal Dome	441H	612 Rockwood

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REV 01-22-14
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B. INTERIOR GLAZING

Manufacturer:	Western Integrated Materials
Type:	Knockdown aluminum sidelights
Pre-Finished:	Black

Note:

- Provide tempered safety glass where required per code.
- Office doors to have sidelight 2'-0" wide x ¼" thick x door height (inside window frame to inside window frame). At areas where less than 2'-0" is available, provide maximum. Sidelight to be located +/-12" offset from door jamb.
- No window coverings on sidelights.

Alternate:

- If tenant requests window coverage for privacy reasons, the following window film may be used:
  MFG: 3M
  Type: SH2MA MLL Milano
- Offices with North or South views to have sidelights 3'-0" wide x 3/8" thick x door height, per building management discretion.

SUSPENDED ACOUSTICAL CEILING

Ceiling Tile:

Manufacturer:	USG or approved equal
Type:	*Radar #2130 FLB* or approved equal
Size:	2'x2'
Finish:	Standard (white)
Rating:	Class A

Suspension Grid:

Manufacturer:	USG
Type:	Donn Fineline DXFF narrow 9/16" face with 1/8" reveal.
Size:	2'x2' grid
Finish:	White Matte with White Reveal
Rating:	Class A

Notes:

- Provide seismic bracing per code. Seismic wires for lighting and electrical to be provided by acoustical ceiling contractor.
- Tenant ceiling height at 9'-0" (installed to top of exterior window mullion).

WINDOW COVERINGS

Vertical blinds to match existing 3" perforated vertical blinds. Blinds to be sized to fit inside window module. Blinds to be fastened to top horizontal mullions only.

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FIRE SPRINKLER SYSTEM

1. A pre-zoned sprinkler will be provided in all areas. Head locations will be determined by a pre-zoned master layout. Modification of sprinkler locations and piping, due to specific tenant layout, will be at tenant's cost. Semi-recessed pendent sprinkler heads with white escutcheon. Sprinkler heads to be centered in acoustical ceiling tile.
2. Fire Sprinkler coverage light hazard, .33 gpm / 3,000 SF in shell and modified per improvement.
3. Gyp Board Ceilings: Fully recessed with cap at gypsum board ceiling. Reliable Model F4FR Concealed automatic sprinkler with ½" - 1 ½" adjustment - White

TENANT SUITE FINISH MATERIALS

A. FINISH STANDARDS

Option #1:

Carpet
Manufacturer: Bigelow, Broadloom
Style Pattern Option A: Made to Move, color: 7916 Take Charge (pattern is "square")
Style Pattern Option B: On The Rise, color: 7916 Take Charge (pattern is "linear")
Installation: Direct glue per manufacture's recommendations.

Rubber Base:
Manufacturer: Roppe
Color: 114 Lunar Dust
Style: 2-1/2" or 4" based on existing conditions. Provide cove base at resilient flooring, rolled goods only. Rubber transition strip between carpet and resilient flooring, color to match base.

VCT:
Manufacturer: Armstrong
Style: Excelon Stonetex, Vinyl composite Tile
Size: 12"x12"
Color Option A: 52122 Pebble Gray
Color Option B: 52169 Ammonite

Plastic Laminate (PL-1): option 1- vertical surfaces
Manufacturer: Wilsonart Laminate
Color: 7122K-07 Empire Mahogany
Application: Vertical surfaces

Plastic Laminate (PL-1): option 2 – vertical surfaces
Manufacturer: Wilsonart Laminate
Color: 7054-60 Wild Cherry
Application: Vertical surfaces

Plastic Laminate (PL-2) horizontal surfaces:
Manufacturer: Pionite
Color: AV981 II Palo Papel
Application: Horizontal surfaces

Paint
Field Paint: Frazee, CL 2881W Packing Nut
Accent Paint: Sherwin Williams, SW 6150 Universal Khaki
Accent Paint: Sherwin Williams, SW 6144 Dapper Tan

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Option #2:

Carpet

Manufacturer: Bigelow, Broadloom

Style Pattern Option A: Made to Move, color: 7896 Go Getter (pattern is "square")

Style Pattern Option B: On The Rise, color: 7896 Go Getter (pattern is "linear")

Installation: Direct glue per manufacture's recommendations

Rubber Base:

Manufacturer: Burke

Color: 597 Mocha

Style: 2-1/2" or 4" based on existing conditions. Provide cove base at resilient flooring, rolled goods only. Rubber transition strip between carpet and resilient flooring, color to match base.

VCT:

Manufacturer: Armstrong

Style: Excelon Stonetex, Vinyl composite Tile

Size: 12"x12"

Color Option A: 52164 Dark Chocolate

Color Option B: 52125 Granit Gray

Plastic Laminate (PL-1): option 1- vertical surface

Manufacturer: Wilsonart Laminate

Color: 7122K-07 Empire Mahogany

Application: Vertical surfaces

Plastic Laminate (PL-1): option 2 – vertical surface

Manufacturer: Wilsonart Laminate

Color: 7054-60 Wild Cherry

Application: Vertical surfaces

Plastic Laminate (PL-2) horizontal surfaces:

Manufacturer: Wilsonart

Color: 4872-60 Western Storm

Application: Horizontal surfaces

Paint

Field Paint: Frazee, CL 2891 W Star Thistle

Accent Paint: Dunn Edwards; DE6207 Egyptian Sand

Accent Paint: Sherwin Williams; SW7067 Cityscape

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Option #3:

Carpet

Manufacturer: Bigelow, Broadloom

Style Pattern Option A: Made to Move, color: 7194 On Target

Style Pattern Option B: On The Rise, color: 7194 On Target

Installation: Direct glue per manufacture's recommendations.

Rubber Base:

Manufacturer: Roppe

Color: 624 Chameleon

Style: 2-1/2" or 4" based on existing conditions. Provide cove base at resilient flooring, rolled goods only. Rubber transition strip between carpet and resilient flooring, color to match base.

VCT:

Manufacturer: Armstrong

Style: Excelon Stonetex, Vinyl composite Tile

Size: 12"x12"

Color Option A: 52149 Cocoa Brown

Color Option B: 52143 Sandstone Tan

Plastic Laminate (PL-1): option 1- vertical surfaces

Manufacturer: Wilsonart Laminate

Color: 7122K-07 Empire Mahogany

Application: Vertical surfaces

Plastic Laminate (PL-1): option 2 – vertical surfaces

Manufacturer: Wilsonart Laminate

Color: 7054-60 Wild Cherry

Application: Vertical surfaces

Plastic Laminate (PL-2) horizontal surfaces:

Manufacturer: Formica

Color: 3508-58 Tatami Mat

Application: Horizontal surfaces

Paint

Field: Frazee, CL 2801 Pavlova

Accent: Frazee, CL 3234D Shoal

Accent: Frazee, CL2685A Logwood

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HEATING, VENTILATION AND AIR CONDITIONING

1. **GENERAL**
   a. Furnish and install all materials and equipment necessary to provide complete and usable air conditioning systems in tenant spaces including, but not necessarily limited to, the following
   b. Requirements shall be in accordance with title 24 and all other applicable codes.

2. **CEILING DIFFUSER SPECIFICATION**
   a. Ceiling diffusers shall have perforated face with frame style compatible with the type of ceiling used.
   b. Surface mounted diffusers shall have gaskets to prevent leakage. Diffuser faceplate shall have concealed hinges and latches. Face plates shall be easily removable from the frame.
   c. Diffusers shall be modular core and shall have curved, adjustable blades and shall be capable of delivering 1-way,2-way,3-way or 360 degree horizontal ceiling pattern and be adjustable to obtain a down air pattern. Diffuser must have high anti-smudge characteristics with center aspiration.
   d. Material shall be steel. Finish shall be Standard White baked enamel.
   e. Supply diffusers shall be Titus modular core PMC perforated face-size 24"x24" for lay-in ceiling tile. f. Return/Exhaust diffusers shall be Kruger
   g. Perforated ceiling diffusers shall be tested in accordance with Air Diffusion Council (ADC) code 10602R4. Sound data for diffusers shall be calculated in accordance with International Standard ISO 3741 Comparison Method.
   h. The following manufactures shall be considered equal, providing corresponding models meet specific requirements. Equivalent substituted equipment named herein shall be submitted for the Architect's review. Submit alternate selections at a time of bid listing major equipment.
   i. Manual dampers in all drops.
   j. Fire Dampers to be Honeywell Actuator Electronic where required per code.

ITEM	M ANUFACTURER
AIR FILTERS	Kruger
MIXING BOXES	Kruger
GRILLES	Kruger

3. **THERMOSTATS**
   Thermostats shall be provided for each zone per building standard type and color. Building Standard: Robert Shaw DA T-18-301. Alternate thermostat: Siemens D.D.C. for system control.

4. **SUBMITTALS**
   For Non-Standard Material Lists/Product Data: Within 5-7 days of contract award, and prior to ordering any materials or equipment, submit for Owner's review complete material list including catalogue data of material and products for work in this section.

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ELECTRICAL

1. **GENERAL**
   a. All work, material or equipment shall comply with the codes, ordinance and regulations of the local government having jurisdiction, including Title 24 and any participating government agencies having jurisdiction.
   b. 110V duplex outlet in demising or interior partitions only, as Manufactured by Leviton or equal. Color: White
   c. Maximum eight outlets per 20 amps 3 phase 4-wire circuit, spacing to meet code requirements. Minimum 2 per: office(1 quad with drop for voice/data and 1 duplex on opposite wall), 3 per conference room and reception, 2 dedicated over cabinet at break room in addition to 3 standard height outlets; junction boxes above ceiling for large open area with furniture partitions, average a 20 amps circuit for a group of 3 work stations.
   d. Contractors to inspect electric room and base building Electrical drawings to include all necessary metering, connections and additional equipment, i.e., panels and transformers, if needed. Base building provides one (1) power panel and one (1) lighting panel per electrical room.
   e. Note: Install electric meter for any above-standard electrical usage at Tenant Cost.

2. **RACEWAYS**
   a. Conduit shall be rigid galvanized steel(RGS), electrical metallic tubing (EMT), metal clad (MC) cable, and flexible or liquid tight flexible conduit. PVC conduit cannot be used.
   b. Type 'AC' and 'NM' cable are not acceptable.
   c. Support per seismic zone 4 requirements.

3. **WIRING DEVICES**
   a. Receptacles, toggle switches and coverplates shall be white (dedicated- gray) – Leviton. Mount so that the center of the receptacles is no less than 15" AFF.
   b. Maximum eight (8) outlets per 20 amp 3 phase 4-wire circuit. Spacing to meet code requirements. Amounts to be two duplex outlets per small and three for large private office, storage room and conference rooms. One dedicated outlet per copy room; one dedicated 20-amp outlet per telephone panel and one 20-amp circuit for three work stations in open area.
   c. All workstation hardwire connections to the building power to be supplied by tenant.
   d. Contractors to inspect electric room and base building electrical drawings to include all necessary metering and connections.
   e. No aluminum wiring is acceptable. AC and NM cable is not to be used.
   f. Provide one (1) separate neutral for each three (3) hot circuits. Use solid wire for each circuit. Use copper conductors only, no exception.
   g. Switch assembly to be Leviton.
   h. Motion sensors as required by lighting management system and by Title 24.

4. **TELEPHONE / DATA OUTLETS**
   a. One (1) single box to house phone/data jack with pull string from outlet box to area above T-bar ceiling with cover plate per office; Two (2) boxes to house phone/data jack with pull string from outlet box to area above T-bar ceiling with cover plate per large open area. Cover plate finish required: white, supplied by tenant's Telcom contractor. Mount so that the center of the receptacles is no less than 15" AFF.
   b. One (1) 6' wide by 4' high plywood backboard installed as telephone backboard, brace and secure to wall. Painted to match wall color. Provide one duplex 20 amp dedicated outlet for phone service per above electrical specification. Provide 2" conduit from floor main phone room to six inches (6") below ceiling at telephone backboard.
   c. Cable service installation for phone and data outlets by tenant's telephone/data vendors at tenant's cost. Additional outlets and cover plates to be provided by tenant's vendors at tenant's cost. In speculative office

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suites, contractor to provide and install blank cover plates.

d. Telephone panel boards to be located within tenant space and to be surface mounted. Panel boards to be treated wood.

5. **TRANSFORMERS**
   a. Transformers shall be UL listed and suitable for the application- NEMA 1 or 3 R..
   b. Transformers shall be a minimum of 20% over required capacity and shall be K-=rated dry type
   c. Transformers shall be 480V (primary) – 20by/120V (secondary), rated for 80 C rise above an ambient temperature of 40 C.
   d. Support for seismic zone 4 requirements.
   e. Acceptable manufacturers shall be General Electric, Cutler-Hammer, Siemens, Square D, or Westinghouse.

6. **PANEL BOARDS**
   a. Panel boards shall be UL listed and suiteable for the application- NEMA 1 or 3R.
   b. All circuit breakers shall be molded case, bolt-on type.
   c. Support per seismic zone 4 requirements.
   d. Acceptable manufactures shall be General Electric, Cutler-Hammer, Siemens, Square D, or Westinghouse

7. **LIGHT FIXURES**

Manufacturer:	Lightolier
Type:	2'x4' recessed Parabolic louver DPA2G18-L-S-332
Ballast:	Electronic Ballast, Advance Ballast #VEL-3P32-SC
Mounting:	Recessed
Lamps:	(2) 32 watt T8 lamps per fixture, 3500K color, typical in suites. 4100K color, typical in common areas.

Note: Lighting layout to comply with Title 24. Support per seismic zone 4 requirements. Quantities and locations per plans.

8. **LIGHT CONTROL/SWITCHING**

   Wall occupancy sensors – Mytec #LP-2-DC
   Switching to be MFG: Leviton, Style: Decora switch, Finish: white

9. **EXIT SIGNS**
   a. Edge lite with recessed ceiling mount, floating green letters on a clear panel with LED Technology, by Dualite, LE Series or approved equal.
   b. Quantities and locations per exiting and lighting plans.
   c. Single or double face and directional arrows per lighting plans.

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MISCELLANEOUS

1. **FIRE CAULKING**
   General Contractor is responsible for all fire caulking required by any and all work done during the process of construction.

2. **PLUMBING (if provided)**
   a) Shall comply with all local codes and handicapped code requirements.
   b) Fixture shall be: Manufacturer Elkay, Celebrity, single bowl, Model: GECR2521 Series, ADA compliant, stainless steel, single holes, or equivalent. Faucet: single lever faucet by 'Elkay' #LKE4160 or approved equal.
   c) Plumbing bid shall include insta-hot with mixer valve including all connections, located within tenant's suite.
   d) General contractor to provide and install garbage disposal at sink.
   e) General contractor to provide water line(s) with shut off valve(s) as required.
   f) Tenant installed appliances to be installed by professional installer and to be approved by building management.
   g) Alternate: Dishwasher provided by tenant installed by General Contractor. MFG: ASKO ADA Dishwasher, Model: D5122aADA, Finish: Stainless Steel.
   h) Alternate: Double bowl sink at large break rooms to be: Manufacturer: Elkay, Celebrity, Double Bowl, Model: GECR3321, ADA compliant, stainless steel, single faucet hole, or approved equal.

3. **EQUIPMENT O & M MANUALS AND SUBMITTALS**
   O & M manuals, parts manuals and submittals should be provided for all equipment either in indexes and labeled 3-ring binders and or book type manila binders.

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CABINETRY

1. If provided per lease negotiations, 6'-0" to 10'-0" linear feet of upper and lower millwork.
2. Plastic laminate horizontal and vertical surfaces.
3. Horizontal and Verticals: See individual options under finishes for plastic laminate specifications
4. Cabinetry Construction: Designation, APA C-D plugged with exterior glue, ¾" thick or ¾" high pressure particle board. Min. density 45 PSF, U.N.O.
5. Cabinetry: Plastic laminate finish, countertops and splashes shall be constructed in accordance with WIC manual of Millwork, "Custom" grade.
6. Hardware:

   a. Hinges: Self-closing type, fully concealed when the doors are closed b. Shall have independent vertical, horizontal and depth adjustment.

   c. Shall be steel with nickel-plated finish. Hinges shall be one of the following products:

      Brass America, Inc. Nos. 1200/1201
      Julius Blum, Inc. No.91.650
      Stanley Hardware Nos. 1511-2/1511-9x or equal.

7. Pulls: 4" X 5/16" diameter wire pulls, brushed chrome finish. U.N.O.
8. Adjustable Shelf Supports to be hole & pin type, Hafele 282.24.710 5MM steel pin.
9. Drawers: Provide heavy-duty ¾ extension drawer slides.
10. Mutes: Clear vinyl dot.
11. Fasteners and Anchorages: Provide nails, screws, or other anchoring devices of type, size material and finish suitable for intended use and required to provide secure
12. Casework:

    a. Drawer Boxes: Provide sub-front and applied finish fronts securely fastened, with square corners and self-edges. Provide drawers with metal studs. b. Doors: Flush overlay type with square corners, and self edged. Do not notch door, cabinet ends or dividers to receive hinges.

    c. Shelves: ¾" thick for spans up to 35" and 1" thick for spans over 35" up to 48" and adjustable to 1" centers. Do not recess metal shelf standards into end panels; notch shelving to clear standards.

END

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EXHIBIT C
AMENDMENT TO LEASE
THIS AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of _________________, 20__, by and between 600 B STREET SAN DIEGO OWNER, LLC, a Delaware limited liability company (“Landlord”) and MITEK SYSTEMS, INC., a Delaware corporation (“Tenant”).
R E C I T A L S :
A.    Landlord and Tenant entered into that certain Office Lease dated as of October 5, 2017 (the “Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain Building located at 600 B Street, San Diego, California 92101.
B.    Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.
C.    Landlord and Tenant desire to amend the Lease to confirm the Lease Commencement Date and the Lease Expiration Date of the Lease Term, as hereinafter provided.
NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Confirmation of Dates. The parties hereby confirm that the Lease Term commenced as of ____________________, for a term of _________________________ ending on _______________________ (unless sooner terminated as provided in the Lease).
2.    No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
IN WITNESS WHEREOF, this Amendment to Lease has been executed as of the day and year first above written.
“Landlord”:
600 B STREET SAN DIEGO OWNER, LLC,
a Delaware limited liability company

By:
Name:
Its:     Authorized Signatory

[TENANT’S SIGNATURE ON NEXT PAGE]

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“Tenant”:
MITEK SYSTEMS, INC.,
a Delaware corporation

By:	Name: Its:

By:	Name: Its:

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EXHIBIT D
RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or Real Property. In the event of any conflict between the Rules and Regulations and the other provisions of the Lease, the Lease shall control.
1.Except as set forth in the Lease, Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises or Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security system within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks at the Project, Tenant shall be obligated to restore all such locks and key systems to be consistent with the master lock and key system at the Building, all at Tenant's sole cost and expense.
2.All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises
3.Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. After-hours access by Tenant’s authorized employees may be provided by hard-key, card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant’s employees and all replacements thereof for lost, stolen or damaged cards. Access to the Building and/or Real Property may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or Real Property of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Real Property during the continuance of same by any means it deems appropriate for the safety and protection of life and property.
4.Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.
5.No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment,

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property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.
6.Landlord shall have the right to control and operate the public portions of the Building and Real Property, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.
7.No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.
8.The requirements of Tenant will be attended to only upon application at the management office of the Real Property or at such office location designated by Landlord.
9.Tenant shall not disturb, solicit, or canvass any occupant of the Building or Real Property and shall cooperate with Landlord or Landlord’s agents to prevent same.
10.The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.
11.Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained; provided, however, Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).
12.Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.
13.Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as "move n cools") or space heaters, without Landlord's prior written consent, and any such approval will be for devices that meet federal, state and local code.
14.No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Real Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws, rules and regulations. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Real Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Laws which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

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15.Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Real Property by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.
16.Tenant shall not bring into or keep within the Real Property, the Building or the Premises any animals (except service animals pursuant to applicable laws), birds, fish tanks, bicycles or other vehicles.
17.Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.
18.No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.
19.Landlord will approve where and how telephone and telegraph wires and other cabling are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.
20.Landlord reserves the right to exclude or expel from the Building and/or Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Building occupants and/or property.
21.All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.
22.Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.
23.Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris. Tenant shall not place items, including, without limitation, any boxes, files, trash receptacles or loose cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the Premises.
24.Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Real Property failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Real Property, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to any LEED ([Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council). It is

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acknowledged that the foregoing shall not be deemed or construed to impose upon Tenant any obligation to incur material costs or expenses in order to achieve such compliance.
25.Tenant shall store all its recyclables, trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of recyclables, trash and garbage in the city in which the Real Property is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.
26.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
27.Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the Premises' entry is not manned by Tenant on a regular basis.
28.No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.
29.The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property, except under specific arrangement with Landlord.
30.Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the management office of the Real Property. Under no circumstance shall the food vendor display their products in a public or Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building. Tenants shall obtain ice, drinking water, linen, barbering, shoe polishing, floor polishing, cleaning, janitorial, plant care or other similar services only from vendors who have registered with the Building office and who have been approved by Landlord for provision of such services in the Premises.
31.Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.
32.Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the common areas, unless the common areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the common areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.
33.Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take all commercially reasonable actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees, or agents.

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34.No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Real Property. No personal belongings may be left unattended in any common areas.
35.Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.
36.Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.
37.The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.
PARKING RULES AND REGULATIONS
(i)    Landlord reserves the right to establish and reasonably change the hours for the parking areas, on a non-discriminatory basis, from time to time. Tenant shall not store or permit its employees to store any automobiles in the parking areas without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking areas, or on the Real Property. The Parking Facilities may not be used by Tenant or its agents for overnight parking of vehicles. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.
(ii)    Tenant (including Tenant's agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Parking Facilities.
(iii)    Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.
(iv)    All directional signs and arrows must be observed.
(v)    The speed limit shall be 5 miles per hour.
(vi)    Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.
(vii)    Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)    areas not striped for parking
(b)    aisles
(c)    where "no parking" signs are posted
(d)    ramps
(e)    loading zones
(viii)    Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.
(ix)    Parking managers or attendants are not authorized to make or allow any exceptions to these Rules.

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(x)    Every parker is required to park and lock his/her own car.
(xi)    Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the parking manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the parking manager immediately.
(xii)    Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.
(xiii)    Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.
(xiv)    Neither Landlord nor any operator of the Parking Facilities within the Project, as the same are designated and modified by Landlord, in its sole discretion, from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Facilities, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Facilities and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or operator for the Parking Facilities; (ii) Tenant uses the Parking Facilities at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property.
(xv)    Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used: (i) for any purpose other than parking as provided above; (ii) in any way or manner reasonably objectionable to Landlord; or (iii) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of default under the Lease.
(xvi)    Tenant's right to use the Parking Facilities will be in common with other tenants of the Project and with other parties permitted by Landlord to use the Parking Facilities. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant's rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant's designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance, provided, however, Tenant shall have no obligation to pay for Tenant’s designated parking spaces during any such period of unavailability. Landlord will use reasonable efforts to provide Tenant with substitute parking if any of Tenant’s parking becomes unavailable. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).
(xvii)    If the Parking Facilities are damaged or destroyed, or if the use of the Parking Facilities is limited or prohibited by any governmental authority, or the use or operation of the Parking Facilities is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's control, Tenant's inability to use the parking spaces will not subject Landlord or any operator of the Parking Facilities to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect (provided, however, pursuant to Article 23 [Tenant Parking] of the Lease, in such event, Landlord shall use commercially reasonable efforts to provide temporary parking reasonably agreeable to Tenant in other parking areas or parking structures). Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Parking Facilities, or any equipment, fixtures, or signs used in connection with the Parking Facilities and any adjoining buildings or structures caused by Tenant or any of its agents.
(xviii)    Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.
(xix)    Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees or guests. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such

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Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building and/or Real Property. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Real Property, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT E
(Intentionally Omitted)

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EXHIBIT F

LOCATION OF EYEBROW SIGNAGE

TENANT’S INITIALS HERE:

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EXHIBIT G

FORM OF MEMORANDUM OF LEASE

After recording return to:

.

(Space Above For Recorder’s Use)
MEMORANDUM OF LEASE
This Memorandum of Lease (“Memorandum”), dated to be effective as of ______________, 20__, is entered into by 600 B STREET SAN DIEGO OWNER, LLC, a Delaware limited liability company (“Landlord”), and MITEK SYSTEMS, INC., a Delaware corporation (“Tenant”).
1.    Grant of Lease; Term. Landlord leases to Tenant, and Tenant leases from Landlord, Premises (the “Premises”) located in a building (the “Building”) on that certain real property (the “Property”) more particularly described on Exhibit A attached hereto and incorporated herein for a term of _______ months, subject to the provisions of that certain Lease between the parties hereto, dated ________________, 20__ (the “Lease”). The provisions of the Lease are incorporated herein by this reference.
2.    Purpose. This Memorandum is prepared for the purpose of recordation only, and it in no way modifies the provisions of the Lease. In the event of any inconsistency between the provisions of this Memorandum and the Lease, the provisions of the Lease shall prevail.
3.    Counterparts. This Memorandum may be executed in any number of counterparts; each such counterpart, when executed by all parties, shall be deemed to constitute one and the same instrument and shall be deemed an original hereof
4.    Miscellaneous. The parties have executed this Memorandum of Lease as of the date first set forth above on the dates and at the places indicated in their acknowledgments below.
LANDLORD:

600 B STREET SAN DIEGO OWNER, LLC,
a Delaware limited liability company

By:
Name:
Its:     Authorized Signatory

(TENANT’S SIGNATURE ON NEXT PAGE)

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“Tenant”:
MITEK SYSTEMS, INC.,
a Delaware corporation
By:
Name:
Its:
By:
Name:
Its:
[Add Notaries and Exhibits]

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EXTENSION OPTION RIDER
This Extension Option Rider (“Extension Rider”) is made and entered into by and between 600 B STREET SAN DIEGO OWNER, LLC, a Delaware limited liability company (“Landlord”) and MITEK SYSTEMS, INC., a Delaware corporation (“Tenant”), and is dated as of the date of the Lease by and between Landlord and Tenant to which this Extension Rider is attached. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.
1.    Grant of Extension Option. Subject to the provisions, limitations and conditions set forth in this Extension Rider, Tenant shall have one (1) option (the “Extension Option”) to extend the initial Lease Term for an additional period of five (5) years (the “Extension Term”).
2.    Tenant’s Extension Option Notice. Tenant shall have the right to deliver written notice to Landlord of its intent to exercise the Extension Option (the “Extension Option Notice”). If Landlord does not receive the Extension Option Notice from Tenant on a date which is no earlier than twelve (12) months and no less than nine (9) months prior to the expiration of the initial Lease Term, all rights under this Extension Rider shall automatically terminate and shall be of no further force or effect. Upon the proper exercise of the Extension Option, subject to the provisions, limitations and conditions set forth in this Extension Rider, the Lease Term shall be extended for the Extension Term.
3.    Establishing the Initial Base Rent for the Extension Term. The initial Base Rent for the Extension Term shall be equal to the then Fair Market Rental Rate, as hereinafter defined. As used herein, the “Fair Market Rental Rate" payable by Tenant for the Extension Term shall mean the Base Rent for comparable space at which non-equity tenants, as of the commencement of the lease term for the Extension Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable first-class buildings in the Downtown San Diego, California market area, taking into account and adjusting the Expense Base Year, Tax Expense Base Year, and the Utilities Base Year to be the Calendar Year during which the Extension Term commences, and taking into consideration all out-of-pocket concessions generally being granted at such time for such comparable space, including the condition and value of existing tenant improvements in the Premises. The Base Rent during the Extension Term shall include the periodic rental increases that would be included for space leased for the period of the Extension Term.
4.    Determination of Brokers. If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Extension Term within ten (10) days of receipt by Landlord of the Extension Option Notice, Landlord and Tenant each, at its cost and by giving written notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least ten (10) years full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Market Rental Rate for the space and term at issue. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given written notice of the name of its broker, the single broker appointed shall be the sole broker and shall conclusively determine the Fair Market Rental Rate for the Extension Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Rental Rate. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, then the two (2) brokers shall attempt to select a third (3rd) broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Rental Rate. In addition, each of the two (2) brokers shall submit to the other prior to the end of such second (2nd) ten (10) day period their respective good faith estimate of the Fair Market Rental Rate. If the two (2) brokers are unable to agree on the third (3rd) broker, either Landlord or Tenant by giving ten (10) days’ written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third (3rd) broker who meets the qualifications stated in this paragraph. If either of the first two (2) brokers fails to submit their respective opinion of the Fair Market Rental Rate within the time frames set forth below, then the single Fair Market Rental Rate submitted shall automatically be the initial monthly Base Rent for the Extension Term and shall be binding upon Landlord and Tenant. Landlord and Tenant each shall bear one-half (½) of the cost of appointing the third (3rd) broker and of paying the third (3rd) broker’s fee. The third (3rd) broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third (3rd) broker, the third (3rd) broker shall select one (1) of the two

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(2) Fair Market Rental Rates for the space and term at issue, which may be one (1) or the other of the Fair Market Rental Rates submitted by the first two (2) brokers, or a different rate not greater than the higher nor lower than the lesser of the Fair Market Rental Rates submitted by the first two (2) brokers. The determination of the Fair Market Rental Rate by the third (3rd) broker shall be conclusive and binding upon Landlord and Tenant.
Upon determination of the initial monthly Base Rent for the Extension Term in accordance with the terms outlined above, Landlord and Tenant shall immediately execute an amendment to the Lease. Such amendment shall set forth among other things, the initial monthly Base Rent for the Extension Term and the actual commencement date and expiration date of the Extension Term. Tenant shall have no other right to extend the Lease Term under this Extension Rider, unless Landlord and Tenant otherwise agree in writing.
5.    Condition of Premises and Brokerage Commissions for the Extension Term. If Tenant timely and properly exercises the Extension Option, in strict accordance with the terms contained herein, Tenant shall accept the Premises in its then “AS-IS” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises (unless an improvement allowance is determined as a part of the determination of the Fair Market Rental Rate as set forth in Section 3 [Establishing the Initial Base Rent for the Extension Term] above).
6.    Limitations On, and Conditions To, Extension Option. The Extension Option is personal to the original named Tenant executing the Lease, and its Affiliates permitted pursuant to Section 14.7 of the Lease, and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord’s option, all rights of Tenant under this Extension Rider shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (a) Tenant has been in monetary or material non-monetary default under this Lease, beyond the expiration of any applicable notice and cure period, at any time during the Lease Term, or is in monetary or material non-monetary default of any provision of the Lease, beyond the expiration of any applicable notice and cure period, on the date Landlord receives the Extension Option Notice; and/or (b) Tenant has assigned its rights and obligations under all or part of the Lease to other than an Affiliate permitted pursuant to Section 14.7 of the Lease, or Tenant has subleased twenty-five percent (25%) or more of the Premises in a transfer to other than an Affiliate permitted pursuant to Section 14.7 of the Lease; and/or (c) Tenant has failed to exercise properly this Extension Option in a timely manner in strict accordance with the provisions of this Extension Rider; and/or (d) Tenant, together with all Affiliates, no longer has possession of at least seventy-five percent (75%) of the Premises pursuant to the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.
7.    Time is of the Essence. Time is of the essence with respect to each and every time period described in this Extension Rider.

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